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                                                                    EXHIBIT 10.2
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                                CREDIT AGREEMENT

                                   dated as of

                               September 27, 1999,

                                      among

              AMB INSTITUTIONAL ALLIANCE FUND I, L.P., as Borrower,

                    AMB INSTITUTIONAL ALLIANCE REIT I, INC.,

                 The Lenders and the Issuing Bank Party Hereto,

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent,

                           BT REALTY RESOURCES, INC.,
                            as Administrative Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                                    as Agent

                    -----------------------------------------


            CHASE SECURITIES INC. and DEUTSCHE BANK SECURITIES INC.,
                     as Joint Arrangers/Joint Book Managers

================================================================================

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               CREDIT AGREEMENT dated as of September 27, 1999, among AMB
INSTITUTIONAL ALLIANCE FUND I, L.P., a Delaware limited partnership, AMB INSTITUTIONAL ALLIANCE REIT I, INC., a Maryland corporation, the LENDERS and the ISSUING BANK party hereto, THE CHASE MANHATTAN BANK, as Syndication Agent, BT REALTY RESOURCES, INC., as Administrative Agent, and THE CHASE MANHATTAN BANK, as Agent.

               The parties hereto agree as follows:


                                    Article I

                                   DEFINITIONS

               Section 1.01  Defined Terms.

               As used in this Agreement, the following terms have the meanings specified below:

               "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

               "Accounting Changes" means any changes in accounting principles
(a) required by GAAP and implemented by any Credit Party, (b) recommended by any Credit Party's certified public accountants, or (c) caused by a change in the organizational structure of any Credit Party or its subsidiaries which results in any change in liabilities for taxes.

               "Acquisition Certificate" means a certificate, substantially in the form of Exhibit I, of an officer or other authorized representative of the Borrower.

               "Adequately Capitalized" means compliance with the capital standards for bank holding companies as described in the Bank Holding Company Act of 1956, as amended, and regulations promulgated thereunder.

               "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

               "Administrative Agent" means BT Realty Resources, Inc., in its capacity as administrative agent hereunder.

               "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Agent.

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               "Affiliate" means, with respect to a specified Person, another
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

               "Agent" means The Chase Manhattan Bank, in its capacity as agent for the Lenders hereunder.

               "Agents" means the Administrative Agent, the Agent, and the Syndication Agent.

               "Agreement" means this Credit Agreement.

               "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day or (b) the Federal Funds Effective Rate in effect on such day plus 0.50% (50 basis points). Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

               "AMB REIT" means AMB Property Corporation, a Maryland corporation.

               "Annual Valuation Period" has the meaning given thereto in Section (d)(5)(ii) of the Plan Asset Regulation.

               "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

               "Applicable Rate" means, for a Eurodollar Loan, 0.875% (87.5 basis points) per annum.

               "Applicable Requirement" means (a) for any Included Investor that is a bank holding company, (i) Adequately Capitalized status or better and (ii) a long term senior unsecured indebtedness rating of BBB+ or better by S&P (if rated by S&P) and Baa1 or better by Moody's (if rated by Moody's); (b) for any Included Investor that is an insurance company, a long term senior unsecured indebtedness rating of BBB+ or better by S&P (if rated by S&P) and Baa1 or better by Moody's (if rated by Moody's) or a claims-paying ability rating of not less than A+ or better by S&P (if rated by S&P) and A1 or better by Moody's (if rated by Moody's ); or (c) for any Included Investor that is an ERISA Investor, or the trustee or nominee of an ERISA Investor, (i) the Sponsor of such ERISA Investor has a long term senior unsecured indebtedness rating of BBB+ or better by S&P (if rated by S&P) and Baa1 or better by Moody's (if rated by Moody's), and (ii) each Plan funded by the ERISA Investor which is a defined benefit pension plan has a minimum Funding Ratio equal to the Minimum Funding Ratio Percentage (an Investor that is an ERISA Investor, or the trustee or nominee of an ERISA Investor, shall be deemed to have met the foregoing rating requirements if such ERISA Investor's Sponsor meets the rating requirements set forth in clause (a)(ii)); and (d) an Investor that is a Governmental Plan Investor, or the Responsible Party with respect to such Governmental Plan Investor, shall be deemed to have met the foregoing rating requirements if the Responsible Party meets the rating


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requirements set forth in clause (a)(ii); and (e) an Investor that is an
Endowment Fund Investor shall be deemed to have met the foregoing rating requirements if such Endowment Fund Investor's Sponsor meets the rating requirements set forth in clause (a)(ii) above, and unless such Sponsor is a party to the Subscription Agreement of such Endowment Fund Investor and jointly and severally liable for such Endowment Fund Investor's Capital Commitment, such Sponsor guarantees the obligations of the Endowment Fund Investor to make its Capital Commitment pursuant to an unconditional guaranty in form and substance satisfactory to the Agent; and (f) an unrated or lower rated Investor that is a subsidiary of an entity that satisfies the foregoing rating requirements (a "Rated Entity") shall be deemed to have satisfied the foregoing rating requirements if the Rated Entity guarantees the obligations of such Investor to fund its Capital Commitments pursuant to an unconditional guaranty of such Rated Entity in form and substance satisfactory to the Agent. In addition to the foregoing rating requirements, (1) neither an ERISA Investor nor the trustee or nominee of an ERISA Investor, and (2) neither a Governmental Plan Investor nor the Responsible Party with respect to such Governmental Plan Investor will, if such entity is a defined benefit plan, have satisfied the Applicable Requirement unless it has a minimum Funding Ratio for the pension fund of at least the Minimum Funding Ratio Percentage.

               "Articles of Incorporation" means the Articles of Amendment and Restatement of the Investor REIT dated as of September 24, 1999, as the same may be further amended, restated, supplemented or otherwise modified from time to time with the consent of the Agent, the Issuing Bank, and the Lenders to the extent expressly required hereby.

               "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Agent, in the form of Exhibit A or any other form approved by the Agent.

               "Availability Period" means the period from and including the Effective Date to but excluding the Termination Date.

               "Available Borrowing Amount" means, at any time, an amount equal to the lesser of (i) the total Commitments, as such Commitments may be reduced from time to time pursuant to the provisions of this Agreement, and (ii) an amount equal to the lesser of (x) 90% (ninety percent) (75% (seventy-five percent) in the case of the Special Bridge Loan Investors) of the aggregate Unpaid Capital Obligations of all Included Investors, and (y) $80,000,000.00.

               "Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

               "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

               "Borrower" means AMB Institutional Alliance Fund I, L.P., a Delaware limited partnership.


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               "Borrowing" means (a) a borrowing of Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) the issuance of a Letter of Credit hereunder.

               "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

               "BT" means BT Realty Resources, Inc., in its individual capacity.

               "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

               "Capital Call" means a call upon the Investors to fund all or any portion of the Capital Commitments pursuant to and in accordance with their respective Subscription Agreements and the Articles of Incorporation.

               "Capital Commitments" means the commitment of each Investor to fund Capital Contributions to the Investor REIT in the amount set forth in, and pursuant to the terms of, such Investor's Subscription Agreement and the Articles of Incorporation (including any commitment in respect of any Capital Contribution which is refunded and is subject to recall).

               "Capital Contribution" means the payment by an Investor of the Purchase Price (as defined in such Investor's Subscription Agreement) for shares of capital stock of the Investor REIT.

               "Capital Demand Notice" means any notice sent to Investors in connection with a Capital Call.

               "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

               "Cash Collateral Agreement" means the Cash Collateral Account, Security, Pledge and Assignment Agreement, substantially in the form of Exhibit E, between the Investor REIT and the Agent.

               "Change of Control" means the occurrence of any one or more of the following events: (i) the Managing GP shall cease to Control the Borrower or the Special GP; (ii) AMB REIT shall cease to Control the Managing GP or shall cease to own at least a majority of the outstanding interests in the Managing GP; (iii) AMB REIT shall acquire actual knowledge that any person or group (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act)


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is or becomes the beneficial owner (as defined under Rule 13d-3 of the Exchange
Act), directly or indirectly, of securities of AMB REIT representing more than 50% (fifty percent) of the combined voting power of AMB REIT's then outstanding securities having the right to vote in an election of the Board of Directors of AMB REIT; (iv) AMB REIT's stockholders shall approve a merger or consolidation of AMB REIT with or into another Person (other than a merger in which AMB REIT is the surviving corporation) or a plan of liquidation or dissolution of AMB REIT; or (v) more than 50% (fifty percent) of the members of the Board of Directors of AMB REIT shall not be Continuing Directors (as hereinafter defined). For purposes of this definition, "Continuing Directors" shall mean the members of the Board of Directors of AMB REIT listed on Schedule 1.01A, and any other individual who becomes a member of the Board of Directors of AMB REIT if his or her election or nomination for election as a director was approved by a vote of at least a majority of the Continuing Directors then in office.

               "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

               "Chase" means The Chase Manhattan Bank, in its individual capacity.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute or statutes.

               "Collateral" means all property in which a security interest has been granted or purported or intended to have been granted to the Agent for the benefit of the Secured Parties under any Loan Document.

               "Collateral Documents" has the meaning given thereto in Section 2.19(c)(i).

               "Commitment" means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to this Agreement, or (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $80,000,000.00.

               "Constituent Documents" means, with respect to any entity, its constituent or organizational documents, including (i) in the case of a limited partnership, its certificate of limited partnership and its limited partnership agreement, (ii) in the case of a limited liability company, its certificate of formation or organization and its operating agreement or limited


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liability company agreement, and (iii) in the case of a corporation, its articles or certificate of incorporation and its by-laws.

               "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise (including the customary powers of a manager or managing member of a limited liability company or a general partner of a limited partnership). "Controlling" and "Controlled" have meanings correlative thereto.

               "Control Agreement" means the Control Agreement, substantially in the form of Exhibit F, among the Investor REIT, the Agent, and Chase in its capacity as securities intermediary.

               "CSI" means Chase Securities Inc., in its individual capacity.

               "Credit Party" means each of the Borrower and the Investor REIT.

               "DBSI" means Deutsche Bank Securities Inc., in its individual capacity.

               "Deal Party" means each Credit Party, the Managing GP, the Special GP, and AMB REIT.

               "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

               "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

               "dollars" or "$" refers to lawful money of the United States of America.

               "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

               "Endowment Fund Investor" means an Investor that is a wholly owned, tax exempt, public charity subsidiary of a Sponsor, not wholly expendable by such Sponsor on a current basis under the specific terms of all applicable gift instruments, formed for the sole purpose of accepting charitable donations on behalf of such Sponsor and investing the proceeds thereof.

               "Environmental Affiliate" means (a) any subsidiary of any Credit Party or (b) any Person otherwise Controlled, directly or indirectly, by any Credit Party, (other than any Person (i) any securities of which have been offered pursuant to registration under the Securities Exchange Act of 1934, or that is an investment company under the Investment Company Act of 1940, and (ii) that is not Controlled directly or indirectly by any Credit Party).


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               "Environmental Approval" means any permit, license, approval, ruling, variance, exemption or other authorization required under any applicable Environmental Law by a Governmental Authority having jurisdiction.

               "Environmental Claim" means, with respect to any Person, any written notice, claim, demand or similar communication against such Person by any Governmental Authority having jurisdiction alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person, or (ii) circumstances forming the basis of any violation of any applicable Environmental Law, in each case as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, is likely to, individually or in the aggregate, have a Material Adverse Effect on any Credit Party.

               "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

               "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

               "Environmental Lien" means any Lien in favor of any Governmental Authority arising under any Environmental Law.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute or statutes.

               "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

               "ERISA Investor" means an Investor that is an "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) trust or custody account (or a master trust or custody account therefor) subject to Title I, Subtitle B, Part 3 of ERISA, a group trust, as described in Revenue Ruling 81-100, or a partnership, commingled account or other fund that is a see-through entity under the Plan Asset Regulation and has a partner, member or other participant that is such an employee benefit plan trust, account or group trust.


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               "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

               "Event of Default" has the meaning given thereto in Article VI.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute or statutes.

               "Excluded Assets" means commercial income-producing Real Estate Assets having an acquisition cost of at least $32,000,000.

               "Excluded Taxes" means, with respect to any Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Credit Party hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such Credit Party is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.18(b)), any withholding tax that is imposed by the United States of America or any jurisdiction thereof on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.16(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Credit Party with respect to such withholding tax pursuant to Section 2.16(a).

               "Facility" means the credit facility established pursuant to this Agreement, which constitutes a line of credit to the Borrower.

               "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

               "Fee Letter" means the letter dated September 21, 1999 among the Borrower, Chase, CSI, BT, and DBSI regarding certain fees payable in connection with the Facility.

               "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.


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               "Funding Ratio" means (a) for a Governmental Plan Investor, the percentage obtained by dividing (i) the total net fair market value of the assets of the plan by (ii) the actuarial present value of the plan's total benefit liabilities, each as reported in such plan's audited financial statements, provided that if such market value funding ratio is not available, the product of (x) the percentage obtained by dividing (i) the total actuarial present value of the assets of the plan by (ii) the actuarial present value of the plan's total benefit liabilities, each as reported in such plan's audited financial statements, and (y) 1.1, and (b) for an ERISA Investor, the funded current liability percentage reported on the more recent of (i) Schedule B to the most recent Form 5500 filed by such plan with the United States Internal Revenue Service, and (ii) the most recent annual report on Form 10-K of the Sponsor of such ERISA Investor.

               "GAAP" means generally accepted accounting principles in the United States of America.

               "Governmental Authority" means the government of the United States of America, of any other nation or of any political subdivision of any thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

               "Governmental Plan Investor" means an Investor that is a governmental plan as defined in Section 3(32) of ERISA.

               "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

               "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

               "Included Investors" means those Investors that have delivered to the Agent Investor Letters and Investor Opinions (except that any Investor listed as an "Opinion Waiver Investor" on Schedule 1.01B shall, during the thirty (30) day period commencing on the Effective


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Date, be treated for purposes of this definition as if it had delivered an
Investor Opinion to the Agent, whether or not it has done so) and (i) that meet, or are deemed to have met, the Applicable Requirement and that are approved as Included Investors, from time to time, by the Agent and the Super-Required Lenders, in writing and in the sole and absolute discretion of the Agent and each such Lender, or (ii) that do not meet, and are not deemed to have met, the Applicable Requirement and that are approved as Included Investors, from time to time, by the Agent and all of the Lenders, in writing and in the sole and absolute discretion of the Agent and each such Lender; provided that any Investor in respect of which an Investor Disqualification Event has occurred shall thereupon no longer be an Included Investor until such time as all Investor Disqualification Events in respect of such Investor shall have been cured and such Investor shall have been approved as an Included Investor in the sole and absolute discretion of the Agent, the Issuing Bank, and all of the Lenders; provided, further, that neither AMB REIT nor its Affiliates shall be an Included Investor. The Included Investors as of the Effective Date are listed on
Schedule 1.01B. Each of the Investors listed on such Schedule became an Included Investor as of the Effective Date pursuant to clause (i) rather than clause (ii) of the first sentence of this paragraph, except any Investor listed as a "Guaranty Waiver Investor" on Schedule 1.01B.

               "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, or in respect of bankers' acceptances, (j) all net payment obligations, contingent or otherwise, of such Person under Rate Hedging Agreements, and (k) all other contingent obligations of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

               "Indemnified Taxes" means Taxes other than Excluded Taxes.

               "Indemnitee" has the meaning given thereto in Section 9.03(b).

               "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

               "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each calendar month, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar


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

Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

               "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one or two months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

               "Investor" means, from time to time, each shareholder of the Investor REIT.

               "Investor Claims" means all debts and liabilities of each Investor, in its capacity as an Investor, to the Investor REIT, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligations of such Investor thereon be direct, contingent, primary, secondary, several, joint or several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by a note, contract, account, or otherwise, and irrespective of the Person or Persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have or may hereafter be acquired by the Investor REIT. "Investor Claims" shall include all rights and claims of the Investor REIT against each Investor under the applicable Subscription Agreement or the Articles of Incorporation.

               "Investor Disqualification Event" means, in respect of any Investor, the occurrence of any one or more of the following events:

                      (i) the Investor or its Sponsor or Responsible Party, if any, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

                      (ii) an involuntary case or other proceeding shall be commenced against the Investor or its Sponsor or Responsible Party, if any, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 days; or an order for relief shall be entered against the Investor under the federal bankruptcy laws as now or hereafter in effect;

                      (iii) the Investor (A) shall fail to timely fund a Capital Call subject to any notice and time to cure in accordance with the terms of its Subscription Agreement and the Articles of Incorporation, (B) shall repudiate, challenge or declare unenforceable its obligation to fund Capital Commitments, or (C) shall otherwise disaffirm or default under, or breach the terms of, its Subscription Agreement, its Investor Letter, or the Articles of Incorporation;

                      (iv) the Investor shall be excused from all or a portion of its Capital Commitment as a result of any Change in Law, any release or otherwise;

                      (v) one or more judgments or decrees in an aggregate amount equal to 15% (fifteen percent) or more of the Investor's net worth shall be entered by a court or courts of competent jurisdiction against the Investor or its Sponsor or Responsible Party, if any (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing or has acknowledged in writing its willingness to defend any such claim under a reservation of rights), and (A) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or (B) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

                      (vi) any representation, warranty, certification or statement made by such Investor in its Investor Letter or Subscription Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement or such documents shall have been false or misleading in any material respect when made;

                      (vii) any event shall occur which materially adversely affects the ability of the Investor to fulfill its obligations under its Subscription Agreement, its Investor Letter, or the Investor REIT's Constituent Documents;

                      (viii) the Investor elects any termination of all or a portion of its Capital Commitment (if permitted to do so pursuant to its Subscription Agreement or the Articles of Incorporation) or any dissolution, liquidation or termination of the Investor REIT, in any case without regard to any notice period relating to any such election;

                      (ix) the Investor Transfers its interest in the Investor REIT; or the Investor's interest in the Investor REIT is subject to any Lien;

                      (x) the Investor fails to satisfy and maintain the Applicable Requirement; provided that this clause (x) shall not apply to the Special Bridge Loan Investors or to Investors that became Included Investors pursuant to clause (ii) of the definition of the term "Included Investors";

                      (xi) if the Investor is the funding vehicle for a Plan which is a defined benefit pension plan, a Plan funded by such Investor fails to maintain at all times a Funding Ratio of at least the Minimum Funding Ratio Percentage;

                      (xii) the Investor fails to deliver to the Investor REIT, within twenty (20) days after notice thereof by the Agent to the Investor REIT,
(A) to the extent available, the financial statements of such Investor as of the end of its most recent fiscal year ended at least ninety (90) days prior to such date (reported on by independent public accountants to the extent available), or
(B) from time to time upon the request of the Investor REIT at the request of the Agent, a certificate of such Investor setting forth the remaining amount of its Capital Commitment that it is obligated to fund;

                      (xiii) if the Investor is listed as a "Guaranty Waiver Investor" on Schedule 1.01B, there shall not have been delivered to the Agent within thirty (30) days after the Effective Date a guaranty, in form and substance satisfactory to the Agent, by a Rated Entity of the obligation of such Investor to fund its Capital Commitment; or

                      (xiv) if the Investor is listed as a "Temporary Foreign Waiver Investor" on Schedule 1.01B, there shall not have been delivered to the Agent within thirty (30) days after the Effective Date any documentation that would have been required in respect of such Investor pursuant to Section 2.19(c)(iii)(B) or (C), as applicable, if such Investor were a Subsequent Investor.

               "Investor Letters" means, collectively, the instruments substantially in the form of Exhibit C executed by Investors and delivered to the Agent.

               "Investor Opinion" means a written opinion (addressed to the Agents, the Issuing Bank and the Lenders) of counsel to an Investor, substantially in the form of Exhibit J and otherwise acceptable to the Agent, and covering such other matters relating to the Investor, the Loan Documents, the Investor's Constituent Documents, or the Transactions as the Agent or the Required Lenders shall reasonably request.

               "Investor REIT" means AMB Institutional Alliance REIT I, Inc., a Maryland corporation.

               "Investor REIT Obligations" means all obligations, liabilities and Indebtedness of every nature of the Investor REIT from time to time owing to any Secured Party, under or in connection with this Agreement or any other Loan Document.

               "Investors' Commitments Certificate" has the meaning given thereto in Section 5.01(c).

               "Issuing Bank" means The Chase Manhattan Bank, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

               "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

               "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

               "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

               "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

               "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000.00 and for a maturity comparable to such Interest Period are offered by the principal London office of the Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

               "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, hypothecation, collateral assignment, encumbrance, deposit arrangement, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset, (c) the filing under the Uniform Commercial Code or comparable law of any jurisdiction of any financing statement naming the owner of the asset to which such Lien relates as debtor, (d) any other preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

               "Loan Document" means each of this Agreement, the Notes, the Pledge and Security Agreement, the Cash Collateral Agreement, the Control Agreement, the Pledge Agreement, the Recognition Agreement, the Investor Letters, any other Collateral Documents, the Fee Letter, any applications for any Letters of Credit, any other instruments or agreements by any of the Credit Parties or the Investors with or in favor of any or all of the Secured Parties in connection with the Transactions, and any amendments to or waivers of any of the foregoing executed and delivered from time to time.

               "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

               "Managing GP " means AMB Property, L.P., a Delaware limited partnership.

               "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole or of the Investor REIT and its subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its respective material obligations under any Loan Document or (c) the validity or enforceability of any of the Loan Documents or the material rights of or material benefits available to any Secured Party under any Loan Document.

               "Maturity Date" means December 15, 1999.

               "Minimum Funding Ratio Percentage" means, with respect to a pension plan, the applicable minimum Funding Ratio hereinafter set forth below based upon the rating of its Sponsor or Responsible Party, as the case may be:

               Sponsor or Responsible
               Party Rating                        Minimum Funding Ratio
               ----------------------              ---------------------
               A-/A3 or higher                     No minimum
               BBB+/Baal                           90% (ninety percent)

The first rating indicated in each case above is the S&P rating and the second rating in each case above is the Moody's rating. In the event that there is a discrepancy between the S&P rating and the Moody's rating, the minimum Funding Ratio shall be based upon the lower of the two ratings.

               "Moody's" means Moody's Investors Service, Inc.

               "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

               "Note" means each promissory note executed and delivered by the Borrower to a Lender pursuant to this Agreement.

               "Obligations" means all obligations, liabilities and Indebtedness of every nature of the Borrower from time to time owing to any Secured Party, under or in connection with this Agreement or any other Loan Document.

               "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

               "Participant" has the meaning given thereto in Section 9.04(e).

               "Pending Capital Call" means, at any time, Capital Calls made upon the Investors no more than eighteen (18) days earlier than such time, which Capital Calls have not yet been funded by the applicable Investor.

               "Permitted Investments" means

                      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case denominated in dollars and maturing within one year from the date of acquisition thereof;

                      (b) investments in commercial paper denominated in dollars and maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                      (c) investments denominated in dollars in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000.00; and

                      (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

               "Permitted Recourse Debt" means Indebtedness permitted under
Section 5.09(b).

               "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

               "Placement Memorandum" means the Investor REIT's confidential offering memorandum and any supplemental disclosure document provided to Investors.

               "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

               "Plan Asset Regulation" means Department of Labor Regulation
Section 2510.3-101, 29 C.F.R. Section 2510.3-101, and any successor statutory or regulatory provisions.

               "Pledge Agreement" means the Pledge and Security Agreement (Interest in Fund), substantially in the form of Exhibit G, between the Investor REIT and the Agent.

               "Pledge and Security Agreement" means the Subscription Agreement Pledge and Security Agreement, substantially in the form of Exhibit D, between the Investor REIT and the Agent.

               "Portfolio Management Agreement" means the Portfolio Management and Reporting Agreement dated as of September 24, 1999 between the Investor REIT and the Portfolio Manager.

               "Portfolio Management Fee" means the Portfolio Management Fee referred to in of the Portfolio Management Agreement.

               "Portfolio Manager" means AMB Investment Management Limited Partnership, a Maryland limited partnership.

               "Prepayment Account" has the meaning given thereto in Section 2.10(f).

               "Prepayment Trigger Date" has the meaning given thereto in
Section 2.10(a).

               "Prime Rate" means the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

               "Rate Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, or other interest or currency exchange rate hedging arrangement.

               "Real Estate Asset" means a fee interest in real property owned by the Borrower or a Subsidiary or a leasehold interest of the Borrower or a Subsidiary in real property.

               "Real Estate Interests" means, collectively, equity or debt interests in real estate or in securities or other interests related to real estate, including land or improvements thereon or participating as a partner, member, shareholder, owner or other investor in general or limited partnerships, joint ventures, limited liability companies, corporations, trusts or other entities the business of which is related to real estate.

               "Recognition Agreement" means the Recognition Agreement, substantially in the form of Exhibit H, among the Borrower, the Managing GP, the Special GP, the Investor REIT and the Agent.

               "Register" has the meaning given thereto in Section 9.04.

               "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

               "REOC" means a "real estate operating company" within the meaning of Section 2510.3-101(e) of the Plan Asset Regulation.

               "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 50% (fifty percent) of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

               "Responsible Officer" means, (i) in the case of AMB REIT, its President or any Vice President (and, in any case where two Responsible Officers are acting on behalf of AMB REIT, the second such Responsible Officer may also be the Secretary or an Assistant Secretary of AMB REIT), (ii) in the case of the Managing GP, any individual described in the foregoing clause (i) acting on behalf of AMB REIT in its capacity as sole general partner of the Managing GP,
(iii) in the case of the Borrower, any individual described in the foregoing clause (i) acting on behalf of AMB REIT in its capacity as the sole general partner of the Managing GP in its capacity as managing general partner of the Borrower, and (iv) in the case of the Investor REIT, its President or any Vice President (and, in any case where two Responsible Officers are acting on behalf of the Investor REIT, the second such Responsible Officer may also be the Secretary or an Assistant Secretary of the Investor REIT).

               "Responsible Party" means, for any Governmental Plan Investor,
(a) if the state under which the Governmental Plan Investor operates is obligated to fund the Governmental Plan Investor and is liable to fund any shortfalls, such state, and (b) otherwise, the Governmental Plan Investor itself.

               "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans and its LC Exposure at such time.

               "S&P" means Standard & Poor's Rating Services.

               "Secured Parties" means each of the Lenders, the Agents, and the Issuing Bank.

               "Solvent" means, as to any Person, that such Person is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code or
Section 271 of the Debtor and Creditor Law of the State of New York.

               "Special Bridge Loan Investors" means each of the Investors listed as a "Special Bridge Loan Investor" on Schedule 1.01B, and each other Investor (if any) approved in writing as a Special Bridge Loan Investor by the Agent, the Issuing Bank and the Lenders in their sole and absolute discretion.

               "Special GP" means AMB Fund Special GP, LLC, a Delaware limited liability company.

               "Sponsor" means, (i) for any ERISA Investor, a sponsor as that term is understood under ERISA, specifically, the entity that established the plan and is responsible for the maintenance of the plan and, in the case of a plan that has a sponsor and participating employers, the entity that has the ability to amend or terminate the plan, and (ii) for any Endowment Fund Investor, the state chartered, "not-for-profit" university or college that has established such fund for its exclusive use and benefit. As used herein, the term "not-for-profit" means an entity formed not for pecuniary profit or financial gain and for which no part of its assets, income or profit is distributable to, or inures to the benefit of, its members, directors or officers.

               "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

               "Subscription Account" means a collateral account(s) established by the Investor REIT at The Chase Manhattan Bank, pursuant to the Cash Collateral Agreement.

               "Subscription Agreements" means, collectively, the Subscription Agreements or related subscription documents, executed by the Investor REIT and each Investor, respectively, as purchaser, in connection with the Investor's purchase of shares of capital stock of the Investor REIT.

               "Subsequent Investors" means Investors executing Subscription Agreements after the date hereof who were not Investors (or in respect of shares of capital stock of the Investor REIT not owned or committed to purchase) as of the Effective Date.

               "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% (fifty percent) of the equity or more than 50% (fifty percent) of the ordinary voting power or, in the case of a partnership, more than 50% (fifty percent) of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

               "Subsidiary" means any subsidiary of the Borrower.

               "Super-Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing more than 66-2/3% (sixty-six and two-thirds percent) of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

               "Syndication Agent" means The Chase Manhattan Bank, in its capacity as syndication agent hereunder.

               "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

               "Termination Date" means the date that is the earliest to occur of (i) the Maturity Date, (ii) the date which is ninety (90) days after the Effective Date, (iii) the date which is the "Permanent Loan Closing Date" referred to in the Fee Letter, (iv) the date which is sixty (60) days prior to the end of the scheduled period during which Investors are obligated to contribute capital pursuant to their Subscription Agreements and the Investor REIT's Constituent Documents, (v) the date on which the Capital Commitments of the Investors shall be terminated or otherwise reduced to zero, (vi) the date on which the Commitments hereunder shall be terminated or otherwise permanently reduced to zero, or (vii) the date on which the Loans shall become due and payable hereunder by acceleration or mandatory prepayment in full.

               "Transactions" means the execution, delivery and performance by the Portfolio Manager and Deal Parties of the Loan Documents to which they are parties, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the granting of collateral under the Loan Documents, the execution, delivery and performance by the Investor REIT of the Subscription Agreements, and the execution, delivery and performance by the Investors of their respective Investor Letters.

               "Transfer" and "Transferor" have the respective meanings given thereto in Section 5.19(b).

               "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, or the Alternate Base Rate.

               "Unpaid Capital Obligations" means, collectively for all of the Investors at any time, an amount equal to (x) the total Capital Commitments (including amounts which are subject to any Pending Capital Call) less (y) the aggregate Capital Calls made upon the Investors regardless of whether the Investors have actually funded all such Capital Calls, but not including in this clause (y) Pending Capital Calls.

               "VCOC" means a "venture capital operating company" within the meaning of Section 2510.3-101(d) of the Plan Asset Regulation.

               SECTION 1.02  Classification of Loans and Borrowings.

               For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar Borrowing").

               SECTION 1.03  Terms Generally.

               The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

               SECTION 1.04  Accounting Terms; GAAP.

               Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time. In the event that any Accounting Changes shall occur and such changes affect the financial covenants, standards or terms contained in this Agreement, then the Credit Parties and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement, so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of the Credit Parties shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by the Credit Parties and the Required Lenders, (a) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (b) the Credit Parties shall prepare footnotes to each compliance certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes).


                                   ARTICLE II

                                   THE CREDITS

               SECTION 2.01  Commitments.

               Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the Available Borrowing Amount. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

               SECTION 2.02  Loans and Borrowings.

               (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

               (b) Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

               (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000.00 and not less than $1,000,000.00. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000.00 and not less than $1,000,000.00; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e). Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

               (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

               SECTION 2.03  Requests for Borrowings.

               To request a Borrowing, the Borrower shall notify the Agent of such request by telephone (x) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing, or (y) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Borrowing Request in a form approved by the Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                      (i)     the aggregate amount of the requested Borrowing;

                      (ii) the date of such Borrowing, which shall be a Business Day;

                      (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                      (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                      (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.05; and

                      (vi) the Available Borrowing Amount (giving effect to all factors affecting such amount).

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

               SECTION 2.04  Letters of Credit.

               (a) General. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT (INCLUDING REFERENCES HEREIN TO LETTERS OF CREDIT, LC DISBURSEMENTS, LC EXPOSURE AND THE ISSUING BANK), NO LETTER OF CREDIT MAY BE REQUESTED OR ISSUED HEREUNDER UNTIL SUCH TIME, IF ANY, AS ALL OF THE PARTIES HERETO SHALL SO AGREE IN WRITING IN THEIR SOLE AND ABSOLUTE DISCRETION. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Agent and the Issuing Bank, at any time and from time to time during the Availability Period other than the last thirty (30) days prior to the Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

               (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof, such information as is required under Section 2.03 in connection with a Borrowing, and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $30,000,000.00 and (ii) the total Revolving Credit Exposures shall not exceed the Available Borrowing Amount. Each

Letter of Credit shall have a stated amount of at least $1,000,000.00. The Issuing Bank shall give the Borrower a copy of, and give the Agent reasonably prompt notice of the issuance of, each Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), and the Agent, in turn, shall give reasonably prompt notice thereof to the Lenders.

               (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on a date that is at least thirty (30) days prior to the Maturity Date.

               (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

               (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower shall conclusively be deemed, subject to the conditions to borrowing set forth herein (including the limitations stated in Section 2.01 and the conditions stated in Section 4.02), to have requested that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Loans. If the Borrower fails to make such payment when due, the Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Agent of any payment from the Borrower pursuant to this paragraph, the Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

               (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Secured Parties nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole and absolute discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

               (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not affect any rights or obligations or create any liabilities.

               (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.12(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

               (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Agent, the replaced Issuing Bank and the successor Issuing Bank. The Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

               (j) Cash Collateralization. As provided under Section 6.04 or under the circumstances referred to in Section 2.10(d), the Borrower shall deposit in an account with the Agent, in the name of the Agent and for the benefit of the Secured Parties, an amount in cash, as collateral security for the LC Exposure plus any accrued and unpaid interest thereon, in accordance with
Section 2.10(d) or Section 6.04, as applicable. Such deposit shall be held by the Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, which account shall be governed by the provisions of Section 6.04.

               SECTION 2.05  Funding of Borrowings.

               (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Agent most recently designated by it for such purpose by notice to the Lenders. No Lender shall fund any portion of any Loan made by it from any account holding plan assets of any "employee benefit plan" as defined in Section 3(3) of ERISA or "plan" covered by Section 4975 of the Code. The Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Agent in New York City and designated by the Borrower or as otherwise instructed by the Borrower pursuant to instructions acceptable to the Agent, in the applicable Borrowing Request.

               (b) Unless the Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Agent such Lender's share of such Borrowing, the Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Agent, then the applicable Lender and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

               SECTION 2.06  Interest Elections.

               (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect (subject to Section 2.15) to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing (provided that each such portion would satisfy the requirement of a Borrowing of that size and Type if made as a separate Borrowing initially rather than in connection with an election of Interest Periods).

               (b) To make an election pursuant to this Section, the Borrower shall notify the Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Agent of a written Interest Election Request in a form approved by the Agent and signed by the Borrower.

               (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                      (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses
(iii) and (iv) below shall be specified for each resulting Borrowing);

                      (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                      (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                      (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

               (d) Promptly following receipt of an Interest Election Request, the Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

               (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.


               SECTION 2.07 Termination and Reduction of Commitments; Reduction of Available Borrowing Amount.

               (a) The Commitments shall terminate on the Termination Date. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

               (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments pursuant to this paragraph shall be in an amount that is an integral multiple of $1,000,000.00 and not less than $5,000,000.00, and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.09, the sum of the Revolving Credit Exposures would exceed the Available Borrowing Amount. The Borrower shall notify the Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied; provided, further, that
Section 2.15 shall be applicable notwithstanding that such revocation is permitted.

               SECTION 2.08  Repayment of Loans; Evidence of Debt.

               (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

               (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

               (c) The Agent shall maintain accounts in which it shall record
(i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

               (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

               (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in the form of Exhibit B or another form approved by the Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

               SECTION 2.09  Optional Prepayment.

               (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.15) subject to prior notice in accordance with paragraph (b) of this Section.

               (b) The Borrower shall notify the Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Agent on or prior to the specified effective date) if such condition is not satisfied (subject to
Section 2.15). Promptly following receipt of any such notice, the Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.12.

               SECTION 2.10  Mandatory Prepayment.

               (a) If, on any day (a "Prepayment Trigger Date"), the sum of the Revolving Credit Exposures exceeds the Available Borrowing Amount (including as a consequence of an Investor Disqualification Event or a reduction in the total Commitments), then the Credit Parties shall pay such excess to the Agent, for the benefit of the Lenders, in immediately available funds, promptly and in any event within two (2) Business Days after the applicable Prepayment Trigger Date to the extent such funds are available in the Subscription Account or any other account maintained by any Credit Party, otherwise within eighteen (18) days after the applicable Prepayment Trigger Date (during which time the Investor REIT shall issue a Capital Demand Notice to fund such required payment); provided that the amount of such excess shall be paid to the Agent concurrently with the creation of such excess if it results from any act at the election of any Credit Party.

               (b) The Borrower shall prepay all Obligations upon the occurrence of any of the following events: (i) the dissolution or liquidation of any Credit Party, (ii) a Change of Control, (iii) any public offering of securities of the Borrower, (iv) termination of the Capital Commitments, or (v) the Managing GP or other partners of the Borrower vote to terminate the Borrower, any "Termination Determination" (as defined in the Borrower's partnership agreement) shall occur, or the Board of Directors of the Investor REIT votes to terminate the Investor REIT (regardless of whether shareholder approval is obtained) or any Credit Party or the Managing GP shall otherwise terminate or action shall be taken to that end.

               (c) Nothing contained in this Section shall limit any rights or remedies of any Secured Party in connection with any Event of Default (whether or not related to any event referred to in this Section).

               (d) If the amount required to be prepaid under any provision of this Section exceeds the then outstanding principal balance of the Loans, the amount of such excess shall be deposited as cash collateral in accordance with
Section 2.04(j) and subject to the provisions of Section 6.04; provided that nothing contained in this Section shall limit any rights or remedies of any Secured Party in connection with any Event of Default (whether or not related to any event referred to in this Section).

               (e) Amounts to be applied pursuant to any of the preceding subsections of this Section 2.10 to the prepayment of Loans shall be applied, first, to reduce outstanding ABR Loans. Amounts to be applied pursuant to
Section 2.10(b) to the prepayment of Loans shall next be applied, to the extent of any remaining balance, to reduce outstanding Eurodollar Loans. Any amounts remaining to be applied to prepayment pursuant to Section 2.10(a) (but not Section 2.10(b)) shall, at the Borrower's option, be applied to prepay Eurodollar Loans immediately or be deposited in the Prepayment Account. Each prepayment of Loans shall be applied to prepay ratably the Loans of the Lenders.

               (f) The Agent shall apply any cash deposited in the Prepayment Account to prepay Eurodollar Loans on the last day of the Interest Period in respect thereof (or, at the direction of the Borrower, subject to Section 2.15, on any earlier date) until all outstanding Eurodollar Loans to be prepaid have been prepaid or until all the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, "Prepayment Account" shall mean an account established by the Borrower with the Agent, in the name of the Agent, and over which the Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this Section 2.10(f). The Agent will, at the request and expense of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments (acceptable to the Agent in its discretion), in the name of the Agent, maturing prior to the last day of the Interest Period in respect of the Eurodollar Loans to be prepaid; provided that (i) the Agent shall not be required to make any investment that, in its sole and absolute discretion, would require or cause the Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default shall have occurred and be continuing. The Borrower shall indemnify the Agent for any losses relating to the investments so that the amount available to prepay Eurodollar Loans on the last day of the Interest Period in respect thereof is not less than the amount that would have been available had no investments been made pursuant hereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested as specified above. If the maturity of the Loans shall be accelerated, the Agent may, in its sole and absolute discretion, liquidate such investments and apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations, in which case Section 2.15 shall apply. The Borrower hereby grants to the Agent, for the benefit of the Secured Parties, a security interest in the Prepayment Account and all proceeds thereof to secure the Obligations.


               SECTION 2.11 Fees.

               (a) The Borrower agrees to pay to the Agent for the account of each Lender an unused commitment fee ("Commitment Fee"), which shall accrue at the rate of 0.175% (17.5 basis points) per annum on the daily unused amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates; provided that, in the sole and absolute discretion of the Agent, for purposes of computing the Commitment Fee only, and for no other purpose, the Commitments shall be calculated without giving effect to any reduction thereof (other than a reduction pursuant to Section 6.02) during the period of time (if any) from the date of such reduction to but excluding the date on which the Agent shall have received notice from the Borrower of such reduction. Accrued Commitment Fees shall be payable quarterly in arrears on the last day of each March, June, September, and December of each year, and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All unused Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (b) The Borrower agrees to pay (i) to the Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate as would apply to interest on Eurodollar Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon in writing between the Borrower and the Issuing Bank on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the Termination Date and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued to but excluding the last day of March, June, September and December of each year shall be payable on such last day, commencing on the first such date to occur after the Effective Date; provided that all such accrued and unpaid fees shall also be payable on the Termination Date, and any such fees accruing after the Termination Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

               (c) The Borrower agrees to pay to the Agent, for its own account, fees payable in the amounts and at the times separately agreed upon in writing between the Borrower and the Agent (including all fees required to be paid under the Fee Letter).

               (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders.
Fees paid shall not be refundable under any circumstances.

               SECTION 2.12  Interest.

               (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

               (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

               (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, when required to be prepaid, upon acceleration, or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% (two percent) plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% (two percent) plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

               (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Termination Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

               (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Agent, and such determination shall be conclusive absent manifest error.

               SECTION 2.13  Alternate Rate of Interest.

               If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

               (b) the Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

               SECTION 2.14  Increased Costs.

               (a)  If any Change in Law shall:

                      (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                      (ii) impose on any Lender, the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank such additional amount or amounts as will compensate such Lender or the Issuing Bank for such additional costs incurred or reduction suffered.

               (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

               (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Agent, to be forwarded to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay to the Agent, for the account of such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

               (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof.

               SECTION 2.15  Break Funding Payments.

               In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of any mandatory prepayment or an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.07(b) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Agent, to be forwarded to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay to the Agent, for the account of such Lender, the amount shown as due on any such certificate within 10 days after receipt thereof.

               SECTION 2.16  Taxes.

               (a) Any and all payments by or on account of any obligation of any Credit Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) each Secured Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the relevant Credit Party shall make such deductions and (iii) the relevant Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

               (b) In addition, the relevant Credit Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

               (c) Each Credit Party shall indemnify each Secured Party, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Secured Party on or with respect to any payment by or on account of any obligation of such Credit Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the relevant Credit Party by a Lender or the Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

               (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Credit Party to a Governmental Authority, such Credit Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

               (e) Each Foreign Lender, before it signs this Agreement in the case of each Foreign Lender listed on the signature pages hereof and before it becomes a Lender hereunder in the case of each other Foreign Lender, and from time to time thereafter if requested in writing by the Borrower to do so (but only so long as such Foreign Lender remains lawfully able to do so), shall deliver to the Borrower and the Agent a duly completed copy of United States Internal Revenue Service Form 1001 or 4224 (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. Each Foreign Lender further agrees promptly to notify the Borrower and the Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Foreign Lender from receiving payments hereunder without any deduction or withholding of such taxes.

               SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

               (a) Each Credit Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.14, 2.15 or 2.16, or otherwise) prior to 1:00 p.m., New York City time (except, in the case of reimbursements of LC Disbursements, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Agent at its offices at 270 Park Avenue, New York, New York (or to such other office as the Agent may hereafter specify by notice to any Credit Party), except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (subject however, to the provisions of the definition of the term "Interest Period"), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

               (b) If at any time insufficient funds are received by and available to the Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

               (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Credit Party pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to any Credit Party or any subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

               (d) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

               (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(d) or (e), 2.05(b), or 2.17(d), then the Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

               SECTION 2.18  Mitigation Obligations; Replacement of Lenders.

               (a) If any Lender requests compensation under Section 2.14, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

               (b) If any Lender requests compensation under Section 2.14, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Agent (and, if a Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld or delayed, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

               SECTION 2.19  Liens and Security Interest.

               (a) Capital Commitments; Capital Calls and Other Rights. To secure performance by the Investor REIT of the Investor REIT Obligations, and in accordance with the

Articles of Incorporation, the Investor REIT's other Constituent Documents, the Subscription Agreements, and the Investor Letters:

                      (i) pursuant to the Pledge and Security Agreement, the Investor REIT shall grant to the Agent, for the benefit of the Secured Parties, an exclusive, perfected first priority security interest in all of the Collateral described therein, including the Capital Commitments and any rights to call for and receive payment of Capital Commitments as contemplated by the Subscription Agreements or the Articles of Incorporation and to enforce the payment thereof or any guarantees thereof now existing or hereafter arising;

                      (ii) pursuant to the Cash Collateral Agreement, the Investor REIT shall grant to the Agent, for the benefit of the Secured Parties, an exclusive, perfected first priority security interest in the Subscription Account and all of the proceeds thereof as more fully described in the Cash Collateral Agreement; and

                      (iii) pursuant to the Pledge Agreement, the Investor REIT shall grant to the Agent, for the benefit of the Secured Parties, an exclusive, perfected first priority security interest in the Collateral described therein, including all of the Investor REIT's interest in the Borrower now existing or hereafter arising.

               (b) Subscription Account.

                      (i) In order to secure further the performance by the Investor REIT of the Investor REIT Obligations and to effect and facilitate the right of the Secured Parties to offset while any Obligations are outstanding,
(A) the Investor REIT hereby irrevocably appoints the Agent as subscription agent and the sole party entitled in the name of the Investor REIT, upon the occurrence and during the continuance of an Event of Default, to make any Capital Calls upon the Investors pursuant to the terms of the Subscription Agreements or the Investor REIT's Constituent Documents, and (B) the Investor REIT shall direct each Investor to wire transfer to the Subscription Account all monies or sums paid or to be paid by such Investor to the Investor REIT to fund such Investor's Capital Commitment as and when such Investor is required pursuant to its Subscription Agreement or the Investor REIT's Constituent Documents to fund such Capital Commitment. In addition, to the extent that the Investor REIT receives any payments of Capital Contributions from the Investors during the term of this Agreement, it shall immediately deposit such payments upon receipt into the Subscription Account.

                      (ii) Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Agent nor any other Secured Party undertakes any duties, responsibilities, or liabilities with respect to Capital Calls. Neither the Agent nor any other Secured Party shall be required to refer to the Investor REIT's Constituent Documents or Subscription Agreements or take any other action with respect to any other matter which might arise in connection with the Investor REIT's Constituent Documents or Subscription Agreements or any Capital Call. Neither the Agent nor any other Secured Party shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Credit Party or any Investor. Neither the Agent nor any other Secured Party has any duty to inquire into the use, purpose, or reasons for the making of any Capital Call or with respect to the investment or use of the proceeds thereof.

                      (iii) Except as provided in Section 2.19(b)(iv), the Investor REIT shall have no right to withdraw any funds from the Subscription Account if, at the time thereof or after giving effect thereto, (A) the sum of the Revolving Credit Exposures shall exceed the sum of (x) the balance remaining in the Subscription Account plus (y) the Available Borrowing Amount or (B) there shall exist any Default in the payment of any amount under this Agreement, any incurable Default of any kind, or any Event of Default of any kind. Any withdrawal permitted to be made by the Investor REIT from the Subscription Account may be used only for uses permitted hereunder, subject to the terms hereof and the Cash Collateral Agreement.

                      (iv) The Investor REIT hereby irrevocably authorizes and directs the Secured Parties, acting through the Agent, at any time following the occurrence and during the continuance of an Event of Default while any Obligations are outstanding, to charge from time to time the Subscription Account and any other accounts of the Investor REIT at any of the Secured Parties for amounts due to the Secured Parties or any of them hereunder. The Agent, on behalf of and in the name of the Secured Parties, is hereby authorized, in the name of the Investor REIT, at any time or from time to time following the occurrence and during the continuance of an Event of Default while any Obligations are outstanding, to notify any or all parties obligated to the Investor REIT with respect to the Capital Commitments to make all payments due or to become due thereon directly to the Agent on behalf of the Secured Parties, at a different account number, or to initiate one or more Capital Calls of the Capital Commitments in order to establish cash collateral for the Letters of Credit as contemplated by Section 2.04(j) and Section 6.04 or to pay Obligations or Investor REIT Obligations. With or without such general notification, following the occurrence and during the continuance of an Event of Default while any Obligations or Investor REIT's Obligations are outstanding, the Agent, on behalf of the Secured Parties, (i) may make Capital Calls in the Investor REIT's name (to the extent such Capital Call is permitted under the Subscription Agreements or the Investor REIT's Constituent Documents), (ii) may take or bring in the Investor REIT's name (to the extent permitted under the Subscription Agreements or the Investor REIT's Constituent Documents) all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to effect possession or collection of payments, (iii) may complete in the Investor REIT's name any contract or agreement of the Investor REIT (to the extent permitted under the Subscription Agreements or the Investor REIT's Constituent Documents) required to realize upon the Capital Commitments, (iv) may compromise in the Investor REIT's name any claims related to the Capital Commitments, (v) may extend credit in its own name or the name of the Investor REIT (to the extent permitted under the Subscription Agreements or the Investor REIT's Constituent Documents), or (vi) may exercise in the Investor REIT's name any right, privilege, power or remedy available to the Investor REIT (without limiting any waiver of defenses by any Investor to the exercise of any such right, privilege, power or remedy) to realize upon the Capital Commitments. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Agent or the other Secured Parties, neither the Agent nor any of the other Secured Parties shall ever be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning all or part of the Capital Calls or Capital Commitments or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interest and Liens relating to the Capital Calls or Capital Commitments.

                      (v) The Agent, on behalf of the Secured Parties, is hereby authorized and empowered, following the occurrence and during the continuance of an Event of Default while any Letter of Credit or any Obligation is outstanding, on behalf of the Investor REIT, to endorse the name of the Investor REIT upon any check, draft, instrument, receipt, instruction or other document or items, including all items evidencing payment upon a Capital Call of any Person to the Investor REIT coming into the Agent's possession, and to receive and apply the proceeds therefrom in accordance with the terms of the Cash Collateral Agreement, the Pledge and Security Agreement, or this Agreement. The Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions or other documents, agreements, or items on behalf of the Investor REIT, either before or after demand of payment on the Loans or any other Obligation or Investor REIT Obligation, but only following the occurrence and during the continuance of an Event of Default, as shall reasonably be deemed by the Agent to be necessary or advisable to protect the security interests and Liens in the Capital Commitments or any other Collateral or to obtain payment and performance of any past-due Obligations, and neither the Agent nor any other Secured Party shall incur any liability in connection with or arising from its exercise of such power of attorney in the absence of gross negligence or willful misconduct.

                      (vi) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuation of an Event of Default, the Investor REIT shall be permitted within eighteen (18) days thereafter to make a single Capital Call provided (i) the proceeds of such Capital Call are deposited into the Subscription Account, (ii) the Investor REIT directs that such proceeds together with any other funds held in the Subscription Account shall be withdrawn by the Agent to prepay the Loans in their entirety and to provide cash collateral for all Letters of Credit, together with costs, expenses, funding losses, indemnities, interest and penalties incurred as expressly contemplated in this Agreement and (iii) the Commitments are terminated.

                      (vii) The application by the Secured Parties of such funds hereunder shall be, unless the Agent shall otherwise agree in writing, first, to the payment of reasonable costs and expenses due the Secured Parties under this Agreement and the other Loan Documents, second, to the payment of accrued interest due on each Loan and unreimbursed LC Disbursement, third, to the payment of the principal of each Loan and to the payment of unreimbursed LC Disbursements, fourth, to the establishment of cash collateral for outstanding Letters of Credit, fifth, to all other Obligations and any amounts due under any other Loan Documents, and, sixth, to the Investor REIT or to such other Person as may be entitled thereto.

               (c) Further Assurances; Agreement to Deliver Additional Collateral Documents.

                      (i) Each of the Credit Parties shall execute, deliver and acknowledge such security agreements, financing statements, assignments, control agreements, and other collateral documents (all of which shall be deemed part of the "Collateral Documents"), in form and substance reasonably satisfactory to the Agent, and take such further actions from time to time, as the Agent acting on behalf of the Secured Parties may reasonably request from time to time for the purpose of granting to, or maintaining or perfecting in favor of, the Secured Parties, first priority and exclusive security interests in the Capital Calls and Capital Commitments and the other Collateral, including providing such reasonable assurances as to the enforceability and priority of the Liens and security interest of the Secured Parties and assurances of due recording of the Collateral Documents as the Agent may reasonably require.

                      (ii) Upon the admission of Subsequent Investors into the Investor REIT, the Investor REIT shall use its best efforts to promptly deliver the following to the Agent: (A) duly executed original Investor Letters with respect to such Subsequent Investors (and, if such Investor Letter was signed by an attorney-in-fact, an opinion of the type described in the third sentence of Section 4.01(h)) and (B) duly executed copies of Subscription Agreements with respect to such Subsequent Investors. In addition, if any such Subsequent Investor has not delivered an Investor Opinion to the Agent, the Investor REIT shall use reasonable efforts to obtain and then promptly deliver to the Agent copies of such Subsequent Investor's Constituent Documents or enabling legislation, as applicable, and evidence indicating the authority of such Subsequent Investor to execute and deliver its Investor Letter and Subscription Agreement. Notwithstanding the failure of the Investor REIT to deliver any of the foregoing documents with respect to any Subsequent Investor, the Investor REIT must require all Subsequent Investors to fund their Capital Calls into the Subscription Account.

                      (iii) Each of the Credit Parties acknowledges that it is a condition, among others, to the inclusion of any Subsequent Investor as an Included Investor that such Subsequent Investor deliver to the Agent (A) an Investor Letter, an Investor Opinion and a copy of its Subscription Agreement,
(B) if such Subsequent Investor is organized under the laws of any jurisdiction other than the United States of America or any state thereof, a written submission to the jurisdiction of a United States Federal District Court and a United States state court with respect to any litigation arising out of or in connection with its Subscription Agreement or Investor Letter or any Constituent Document of the Investor REIT (such submission to be in form and substance satisfactory to the Agent in its sole and absolute discretion, including provisions relating to waiver of objections to venue, waiver of defense of inconvenient forum, and consent to service of process, and accompanied by an Investor Opinion as to the enforceability of such submission), and (C) if such Subsequent Investor is a Governmental Authority or an instrumentality of a Governmental Authority or majority-owned by a Governmental Authority or otherwise entitled to any immunity in respect of any litigation in any jurisdiction, court or venue, a written waiver (in form and substance satisfactory to the Agent in its sole and absolute discretion) of any such claim of immunity and an Investor Opinion that such waiver is enforceable or such Subsequent Investor and its property is not entitled to any immunity with respect to any litigation arising out of or in connection with its Subscription Agreement or Investor Letter or any Constituent Document of the Investor REIT. In addition, a Subsequent Investor will not be an Included Investor unless the Agent and the Super-Required Lenders (in the case of an Investor that meets the Applicable Requirement) or the Agent, the Issuing Bank, and all of the Lenders (in the case of an Investor that does not meet the Applicable Requirement) approve in writing the inclusion of such Subsequent Investor as an Included Investor, which approval may be withheld by the Agent and each such Lender in its sole and absolute discretion.

               (d) Subordination of Claims.

                      (i) Until the Obligations shall be paid and satisfied in full, the Investor REIT shall not receive or collect, directly or indirectly, from any Investor any amount upon the Investor Claims other than pursuant to this Section.

                      (ii) Without the prior written consent of the Agent, after the occurrence and during the continuation of an Event of Default the Investor REIT shall not (i) exercise or enforce any rights of a creditor or other right it may have against an Investor on account of any Investor Claims,
(ii) foreclose, repossess, sequester or otherwise take steps or institute any action or proceedings (judicial or otherwise, including the commencement of, or joinder in, any liquidation, bankruptcy, rearrangement, debtor's relief or insolvency proceeding) to enforce any Liens, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of such Investor held by it as security for any Investor Claims, or (iii) exercise any rights or remedies against an Investor under a Subscription Agreement or the Investor REIT's Constituent Documents.

                      (iii) Each of the Credit Parties shall cause the Portfolio Manager to subordinate its right to the Portfolio Management Fee to the prior payment in full in cash of the Investor REIT Obligations; provided that so long as no Event of Default has occurred and is continuing or would exist after giving effect thereto, the Portfolio Manager shall be entitled to receive the Portfolio Management Fee and all other amounts payable pursuant to the terms of the Portfolio Management Agreement as in effect on the Effective Date.

                      (iv) Each of the Credit Parties shall cause the obligations of the Borrower to its partners to be subordinated to the prior payment in full in cash of the Obligation so that no payment with respect to any such obligation shall be made or received while any Event of Default exists.

               (e) Constituent Documents. Each of the Credit Parties agrees that until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, (i) no provisions of the Investor REIT's Constituent Documents or the Subscription Agreements shall be effective to permit, and each of the Credit Parties hereby irrevocably waives and agrees not to assert against any Secured Party any such provision which would otherwise permit (A) the Investor REIT to reduce the Unpaid Capital Obligation of any Investor by treating any amount payable or distributable by the Investor REIT to the Investor as a Capital Contribution by such Investor, (B) the Investor REIT to waive, cancel, release or terminate, in whole or in part, the Capital Commitments, or (C) the Investors or any other Persons to limit calls for payment of Capital Commitments; (ii) the Secured Parties shall be entitled to the benefit of the Investor REIT's Constituent Documents and the Subscription Agreements to the extent that such documents set forth rights or remedies in respect of Capital Commitments; (iii) no side letter or other agreement with any Investor may confer on the Investor REIT, any Investor, or any other Person any rights that are inconsistent with the ability of the Agent to call for payment of Capital Commitments or otherwise realize upon the Collateral, unless the effects of such provisions are explicitly stated to be subject to all such rights of the Secured Parties under the Facility, and each of the Credit Parties hereby irrevocably waives and agrees not to assert against any Secured Party any such side letter or other agreement; and (iv) the Investor REIT's Constituent Documents, the Subscription Agreements or the Investor Letters shall provide (A) that notices of and calls for payment of Capital Commitments by the Agent shall have the force of notices and calls by the Investor REIT, (B) that Investors shall not be excused from funding Capital Commitments as a result of ERISA, Bank Holding

Company Act, or similar statutory or regulatory concerns (whether at the election of the Investor or the Investor REIT), and (C) that each Investor is responsible to contribute capital when called upon in respect of defaults by other Investors in making contributions (subject to overall subscription limits for such nondefaulting Investor).


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

               Each Credit Party represents and warrants to (and, where applicable, agrees with) each of the Secured Parties that:

               SECTION 3.01  Organization; Powers.

               (a) The Borrower is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as presently proposed to be conducted and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

               (b) The Managing GP is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as presently proposed to be conducted and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

               (c) The Special GP is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as presently proposed to be conducted and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

               (d) The Investor REIT is a corporation, duly formed, validly existing and in good standing under the laws of the State of Maryland, and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as presently proposed to be conducted and has been duly qualified and is in good standing in every jurisdiction in which the failure to be so qualified and/or in good standing is likely to have a Material Adverse Effect.

               (e) Each Subsidiary, if any, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse

Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required. As of the Effective Date, the Borrower has no Subsidiaries and the only subsidiary of the Investor REIT is the Borrower.

               (f) As of the Effective Date, (i) the sole limited partners of the Borrower are the Managing GP and the Investor REIT, (ii) the sole general partners of the Borrower are the Managing GP and the Special GP, (iii) the Managing GP is the sole managing general partner of the Borrower, (iv) AMB REIT is the sole general partner of the Managing GP, and (v) the Managing GP is the sole manager of the Special GP.

               SECTION 3.02  Authorization; Enforceability.

               The Transactions are within the Borrower's partnership powers and the Investor REIT's corporate powers. Each of the Portfolio Manager and the Deal Parties has the power and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents and the Subscription Agreements to which it is a party or which it is executing in a representative capacity on behalf of another party. All necessary action has been taken (including, if required, by partners, directors, stockholders, managers, or members, as applicable) to authorize the Transactions. Each of the Portfolio Manager and the Deal Parties has duly executed and delivered each Loan Document or Subscription Agreement to which it is a party or which it is executing in a representative capacity on behalf of another party, and each such Loan Document or Subscription Agreement constitutes the legal, valid and binding obligation of the Portfolio Manager or such Deal Party that is a party thereto, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

               SECTION 3.03  No Conflicts.

               Neither the execution, delivery or performance by or on behalf of the Portfolio Manager or any Deal Party (whether for itself or in a representive capacity on behalf of another party, as the case may be) of the Loan Documents or the Subscription Agreements, nor compliance by the Portfolio Manager or any Deal Party with the provision of any such Loan Document or Subscription Agreement to which it is a party, as the case may be, nor the consummation of the transactions contemplated by the Loan Documents or the Subscription Agreements, nor the Borrower's borrowing of the Loans or obtaining Letters of Credit hereunder, (i) will contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any Governmental Authority, (ii) will conflict in any material respect with or result in any breach of, any material terms, covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Loan Documents) upon any of the property or assets of any Deal Party or any of its respective subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which any Deal Party or any of its respective subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of its subsidiaries, (iii) will violate or cause a default under any

Constituent Document of any Person in which any Deal Party has an interest (direct or indirect), or violate or cause a default under any Deal Party's Constituent Documents.

               SECTION 3.04  Financial Condition.

               (a) The Borrower has heretofore furnished to the Lenders and the Issuing Bank its pro forma balance sheet as of the Effective Date. Such balance sheet presents fairly, in all material respects, the financial position of the Borrower as of the Effective Date.

               (b) As of the Effective Date, after giving effect to this Agreement, the Investor REIT has no material liabilities, absolute or contingent, matured or unmatured, other than its obligations under this Agreement, the other Loan Documents, the Subscription Agreements and the Portfolio Management Agreement and its obligations as a limited partner of the Borrower.

               SECTION 3.05  Properties.

               (a) Each of the Credit Parties and its subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

               (b) Each of the Credit Parties and its subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Credit Parties and their respective subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 3.06  Litigation and Environmental Matters.

               (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Credit Parties, threatened against or affecting the Portfolio Manager or any Deal Party or any of their respective subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that seek to enjoin the entering into or performance of this Agreement, any other Loan Document, or the Transactions.

               (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither any Deal Party, nor any subsidiary of any Deal Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

               (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

               SECTION 3.07 Compliance with ERISA.

               (a) Neither any Credit Party nor any of its subsidiaries has any employees as of the date of this Agreement or the Effective Date. Neither Credit Party is an ERISA Affiliate of any other Person.

               (b) Each Credit Party is qualified as a VCOC or REOC or otherwise in compliance with an exception set forth in the Plan Asset Regulation such that none of the assets of any Credit Party is subject to Title 1 of ERISA.

               (c) The Transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject any Secured Party to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA or any similar state law.

               SECTION 3.08  Taxes.

               Each Credit Party and its subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party or such subsidiary, as applicable, had set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of each Credit Party and its subsidiaries in respect of Taxes or other governmental charges are adequate.

               SECTION 3.09  Disclosure.

               All information heretofore furnished by the Portfolio Manager or any Deal Party to any Secured Party for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby is, and all such information hereafter furnished by the Portfolio Manager or any Deal Party to any Secured Party will be, true and accurate in all material respects on the date as of which such information is stated or deemed stated. The Credit Parties have disclosed to the Lenders in writing any and all facts which materially and adversely affect or may in the future materially and adversely affect (to the extent the Credit Parties can now reasonably foresee), the business, operations or financial condition of any Credit Party or its subsidiaries, taken as a whole, or the ability of any Credit Party to perform its obligations under this Agreement or the other Loan Documents in any material respect.

               SECTION 3.10  Solvency.

               On the Effective Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Effective Date, each Credit Party will be Solvent. It is in the best interest of the Investor REIT and in pursuit of the purposes for which it was organized, and reasonably necessary and convenient in connection with the conduct of the business conducted and proposed to be conducted by it, to induce the Secured Parties to enter into this Agreement and to extend credit to the Borrower by making the Guarantee contemplated by this

Agreement and granting the Collateral provided for in the Loan Documents. The credit available under this Agreement will directly or indirectly inure to the Investor REIT's benefit, and by virtue of the foregoing it is receiving at least reasonably equivalent value from the Secured Parties for its Guarantee hereunder.

               SECTION 3.11  Use of Proceeds; Margin Regulations.

               All proceeds of the Loans, and the Letters of Credit, will be used by the Borrower for real estate and other investments, for working capital, and for general corporate purposes of the Borrower, all in accordance with its Constituent Documents, the Placement Memorandum and this Agreement. Neither any Credit Party nor any subsidiary thereof is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board). Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations T, U or X of the Board.

               SECTION 3.12  Governmental Approvals.

               No order, consent, approval, license, authorization, or validation of, or filing (except for financing statements which have heretofore been filed or which have been delivered to the Agent for filing), recording or registration with, or exemption or other action by, any Governmental Authority is required to authorize, or is required in connection with the Transactions other than those that have already been duly made or obtained and remain in full force and effect.

               SECTION 3.13 Investment Company Act; Public Utility Holding Company Act.

               Neither Credit Party is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

               SECTION 3.14  Capital Contributions.

               Prior to the Effective Date, the Investor REIT has satisfied all conditions to the Investor REIT's calling for Capital Contributions by Investors, including any and all conditions contained in the Subscription Agreements or the Investor REIT's Constituent Documents.

               SECTION 3.15  Representations and Warranties in Loan Documents.

               All representations and warranties made by each Credit Party in the Loan Documents are true and correct in all material respects as of the date of this Agreement and the Effective Date and as of any date that any Credit Party is expressly obligated to confirm the same under this Agreement or any other Loan Document.

               SECTION 3.16  [Reserved.]

               SECTION 3.17  No Default.

               No Default has occurred and is continuing, nor is there any default under any Subscription Agreement. Neither any Credit Party nor any subsidiary thereof is in default in any material respect beyond any applicable grace period under or with respect to any of its Constituent Documents or any material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect. No Investor is in default in any material respect beyond any applicable grace period under or with respect to any Subscription Agreement or any of the Investor REIT's Constituent Documents.

               SECTION 3.18  Licenses, etc.

               Each Credit Party and its subsidiaries has obtained and holds in full force and effect, all material franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other consents and approvals which are necessary for the operation of its business as presently conducted, the absence of which is likely to have a Material Adverse Effect.

               SECTION 3.19  Compliance With Laws.

               Each Credit Party and its subsidiaries is in compliance with all laws, rules, regulations, orders, judgments, writs and decrees of any Governmental Authority applicable to it or its property, including all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

               SECTION 3.20  No Burdensome Restrictions.

               Neither any Credit Party nor any subsidiary thereof is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

               SECTION 3.21  Brokers' Fees.

               Neither any Credit Party nor any subsidiary thereof has dealt with any broker or finder with respect to the transactions contemplated by the Loan Documents or otherwise in connection with the Loan Documents.

               SECTION 3.22  Reserved.



               SECTION 3.23  Insurance.

               Each Credit Party and each of its subsidiaries currently maintains all insurance which is required to be maintained by Section 5.03.

               SECTION 3.24  Security Interests and Liens.

               The Pledge and Security Agreement, the Control Agreement, the Cash Collateral Agreement, the Pledge Agreement and the financing statements filed (or, in the case of financing statements delivered to the Agent for filing, upon the filing thereof) create, as security for the Investor REIT Obligations, valid and enforceable, exclusive, perfected first priority security interests in and Liens on all of the Collateral in which the Investor REIT has any right, title or interest, in favor of the Agent as agent for the Secured Parties, subject to no other Liens, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law. Such security interests in and Liens on the Collateral in which the Investor REIT has any right, title or interest shall be superior to and prior to the rights of all third parties in such Collateral, and, other than in connection with any future change in the Investor REIT's name, identity or structure or the location of the Investor REIT's chief executive office, no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with applicable law. Each Lien referred to in this Section 3.24 is and shall be the sole and exclusive Lien on the Collateral in which the Investor REIT has any right, title or interest. The Investor REIT shall not grant or create (and shall not suffer any other Person to grant or create) any other Liens on any Collateral, whether junior, equal or superior in priority to the Liens created by the Loan Documents.

               SECTION 3.25  Organizational Documents.

               The documents delivered pursuant to Section 4.01(j) constitute, as of the Effective Date, all of the Constituent Documents (together with all amendments and modifications thereof) of each Deal Party and the Portfolio Manager. The Borrower represents that it has delivered to the Agent true, correct, and complete copies of each of the documents set forth in this Section.

               SECTION 3.26  Principal Offices.

               The principal office, chief executive office and principal place of business of each Credit Party is located at 505 Montgomery Street, 5th Floor, San Francisco, California 94111.

               SECTION 3.27  Capital Commitments and Investors.

               Schedule 3.27 sets forth the names of all of the Investors and their respective Capital Commitments and Unpaid Capital Obligations as of the Effective Date. Schedule 3.27 also indicates which Investors, if any, are (i) organized under the laws of any jurisdiction other than the United States of America or any state thereof or (ii) a Governmental Authority or an instrumentality of a Governmental Authority or majority owned by a Governmental Authority or otherwise entitled to any immunity in respect of any litigation in any jurisdiction, court or venue. Schedule 3.27 also indicates, as of the Effective Date, (i) the aggregate Capital Commitments, (ii) the aggregate amount of Capital Calls made on or prior to the Effective Date, (iii) the aggregate amount of such Capital Calls that have been funded, and (iv) the aggregate amount of such Capital Calls that remain to be funded, all of which amount remaining to be funded is the subject of Pending Capital Calls. Each of the Subscription Agreements is in the form previously furnished to the Agent except for the completion of blank spaces, the date and the name of the Investor, and except for such other changes as the Investor REIT may specify in writing to the Agent (which the Investor REIT may do by marking a copy to highlight or otherwise indicate the changes).

               SECTION 3.28  Subsidiaries.

               The direct and indirect Subsidiaries of each Credit Party and their respective business forms, jurisdictions of organization, addresses, respective equity owners and respective ownership interests thereof, including diagrams or charts showing the structure and ownership of each such Subsidiary, are set forth on Schedule 3.28 as may be amended from time to time pursuant to supplements furnished from time to time to the Agent. Except as so disclosed on
Schedule 3.28, no Credit Party has any direct or indirect Subsidiaries or investments in, or joint ventures or partnerships with (or other arrangements under which it may become liable for any obligations of any entity by virtue of holding an equity interest therein), any Person as of the Effective Date.

               SECTION 3.29  Subscription Facility.

               The obligations of the Investor REIT under this Agreement constitute a "Guarantee" as defined in each Subscription Agreement. The Secured Parties collectively constitute the "Lenders" as defined in each Subscription Agreement. The assignment or pledge pursuant to the Loan Documents by the Investor REIT of the Subscription Agreements and Capital Commitments of the Investors and the execution and delivery of the Investor Letters by the Investor REIT as attorney-in-fact for the Investors are expressly authorized by Section
5.7 of each Subscription Agreement.

               SECTION 3.30 Year 2000.

               Substantially all reprogramming required to permit the proper functioning, in and following the year 2000, of (i) computer systems of the Portfolio Manager, the Deal Parties or their respective subsidiaries, (ii) equipment of the Portfolio Manager, the Deal Parties or their respective subsidiaries containing embedded microchips, and (iii) to the best of each Credit Party's knowledge, systems and equipment supplied by others but used by the Portfolio Manager, the Deal Parties or any of their respective subsidiaries or with which systems of the Portfolio Manager, the Deal Parties or any of their respective subsidiaries interfaces and the testing of all such systems and equipment, as so reprogrammed, has been completed. The cost to the Portfolio Manager, the Deal Parties and their respective subsidiaries of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 programming, systems and equipment failures to the Portfolio Manager, the Deal Parties and their respective subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. The computer and management information systems of the Portfolio Manager, the Deal Parties and their respective subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit each of the Credit Parties and their respective subsidiaries to conduct its business without a Material Adverse Effect.

               SECTION 3.31 REIT Status.

               The Investor REIT is organized in conformity with the requirements for qualification as a real estate investment trust under the Code. The Investor REIT is in a position to qualify for its current fiscal year as a real estate investment trust under the Code and its proposed methods of operation will enable it so to qualify.


                                   ARTICLE IV

                                   CONDITIONS

               SECTION 4.01  Effective Date.

               The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date when each of the following conditions is satisfied (or waived in accordance with Section 9.02), each document described below to be dated the Effective Date unless otherwise indicated:

               (a) The Agent shall have received from each party hereto either
(i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) The Agent shall have received from the Borrower a signed promissory note for the account of each Lender requesting the same, in form reasonably satisfactory to the Agent.

               (c) The Agent shall have received from each party thereto either
(i) a counterpart of the Pledge and Security Agreement, the Cash Collateral Agreement, the Control Agreement, the Pledge Agreement, and the Recognition Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Agent that such party has signed a counterpart thereof.

               (d) The Agent shall have received copies of fully executed Subscription Agreements (dated as of a date not later than the Effective Date) from all Investors as of the Effective Date.

               (e) Except as set forth on Schedule 4, the Agent shall have received signed original Investor Letters (dated as of a date not later than the Effective Date) from all Investors as of the Effective Date.

               (f) The Agent shall have received from the Investor REIT signed UCC financing statements satisfactory to the Agent with respect to the Pledge Agreement, the Pledge and Security Agreement and the Cash Collateral Agreement or written evidence satisfactory to the Agent that the same have been filed or submitted for filing in the appropriate public filing office(s).

               (g) The Agent shall have received a written opinion (addressed to the Agents, the Issuing Bank and the Lenders) of Orrick, Herrington & Sutcliffe LLP, counsel to the Deal

Parties, of Ballard Spahr Andrews & Ingersoll, LLP, Maryland counsel to the Investor REIT and the Portfolio Manager, and of David S. Fries, Esq., counsel to the Managing GP and AMB REIT, substantially in the form of Exhibit 4.01(g), and covering such other matters relating to the Portfolio Manager, the Deal Parties, their respective Constituent Documents, the Loan Documents, or the Transactions as the Agent or the Required Lenders shall reasonably request. Each Credit Party hereby requests such counsel to deliver such opinions, which may be delivered by telecopy to the Agent, with the signed originals to follow within seven (7) days after the Effective Date.

               (h) The Agent shall have received an Investor Opinion from counsel to each Included Investor (other than any Investor listed as an "Opinion Waiver Investor" on Schedule 1.01(B)) as of the Effective Date. For each Included Investor, other than any Investor listed as a "Permanent Foreign Waiver Investor" or a "Temporary Foreign Waiver Investor" on Schedule 1.01B, that is
(i) organized under the laws of any jurisdiction other than the United States of America or any state thereof or (ii) a Governmental Authority or an instrumentality of a Governmental Authority or majority-owned by a Governmental Authority or otherwise entitled to any immunity in respect of any litigation in any jurisdiction, court or venue, such Investor Opinion shall, among other things, cover the matters described in Section 2.19(c)(iii)(B) and (C), as applicable, and the Agent shall have received in respect of such Investor the submission to jurisdiction and/or waiver of any immunity described in such subsections, as applicable. In addition, for each Investor Letter signed by an attorney-in-fact, the Agent shall have received a written opinion (addressed to the Agents, the Issuing Bank and the Lenders) of Orrick, Herrington & Sutcliffe LLP, counsel to the Deal Parties, in form and substance satisfactory to the Agent in its sole and absolute discretion, that such attorney-in-fact was authorized to execute such Investor Letter on behalf of the relevant Investor and that such Investor Letter is as binding upon the relevant Investor as if that Investor had itself executed the Investor Letter. Each Credit Party hereby requests such counsel to deliver such opinions.

               (i) Except as set forth on Schedule 4, the Agents shall have received all fees and other amounts due and payable on or prior to the Effective Date, including pursuant to the Fee Letter and, to the extent invoiced, reimbursement or payment of all expenses required to be reimbursed or paid by the Borrower hereunder, including the reasonable fees and disbursements invoiced through the Effective Date of Chase's special counsel, Moses & Singer LLP.

               (j) Except as set forth on Schedule 4, the Agent shall have received such documents and certificates as the Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Portfolio Manager, the Deal Parties, the authority of the Transactions, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Agent, certified to be true, correct and complete by a Responsible Officer of the Borrower as of the Effective Date.

               (k) The Agent shall have received a certificate from a Responsible Officer of each Credit Party (i) confirming compliance with the conditions specified in Sections 4.02(c) and 4.02(d) and (ii) confirming that all conditions under the Subscription Agreements or the Investor REIT's Constituent Documents to the Investor REIT's calling for Capital Contributions have been fulfilled.

               (l) The Agent shall have received from each Credit Party a signed certificate of a Responsible Officer thereof which shall certify the names of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by such Credit Party, together with the signatures of each such Person and a certificate of another Responsible Officer of such Credit Party, certifying as to the signature of such first Responsible Officer.

               (m) The Agent shall have received an Acquisition Certificate with respect to each Real Estate Interest acquired on or prior to the Effective Date.

               (n) The Agent shall have received written opinions (addressed to the Agents, the Issuing Bank and the Lenders) of Orrick, Herrington & Sutcliffe LLP, counsel to the Credit Parties, substantially in the form of Exhibit 4.01(n), concerning the status of the Borrower and the Investor REIT as a VCOC or REOC and that neither the execution, delivery or performance of the Investor Letters nor any of the Transactions will constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject any Secured Party to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA, and covering such other matters relating to ERISA or the Code as the Agent or the Required Lenders shall reasonably request. Each Credit Party hereby requests such counsel to deliver such opinions, which may be delivered by telecopy to the Agent, with the signed originals to follow within seven (7) days after the Effective Date.

               (o) The Agent shall have received (i) a certificate from a Responsible Officer of the Investor REIT attaching, to the extent in the Investor REIT's possession, true and complete copies of the Constituent Documents of each Investor and of documentation evidencing the authorization of each Investor to execute and deliver its Subscription Agreement and Investor Letter, or (ii) such other documentation (if any) in lieu thereof as the Agent may require in its sole and absolute discretion.

               (p)  [Reserved].

               (q) The Agent shall have received, in form and substance satisfactory to the Agent in its sole and absolute discretion, one or more written agreements effecting the subordinations referred to in Section 2.19(d)(iii) and (iv) or written evidence satisfactory to the Agent (which may include telecopy transmission of a signed signature page thereof) that such party has signed such agreement(s).

The Agent shall notify the Borrower, the Issuing Bank and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

               SECTION 4.02  Borrowings.

               The obligation of each Lender to make a Loan on the occasion of any Borrowing and the obligation of the Issuing Bank to issue, amend, renew or extend any Letter of Credit is subject to the satisfaction of the following conditions:

               (a) receipt by the Agent of a Borrowing Request, or the application and information required by Section 2.04 in connection with the issuance of a Letter of Credit;

               (b) immediately after such Borrowing, the sum of the Revolving Credit Exposures will not exceed the Available Borrowing Amount and, with respect to each Lender (including after giving effect to its participations in Letters of Credit), such Lender's Revolving Credit Exposure will not exceed such Lender's Commitment;

               (c) no Default shall have occurred and be continuing immediately before or after giving effect to the making of such Loans or the issuance, amendment, renewal or extension of such Letter of Credit;

               (d) the representations and warranties of each Credit Party contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans or the issuance, amendment, renewal or extension of such Letter of Credit; and since the Effective Date there shall have been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, or of the Investor REIT and its subsidiaries, taken as a whole;

               (e) no law or regulation shall have been adopted, no order, judgment or decree of any Governmental Authority shall have been issued, and no litigation shall be pending or threatened, which enjoins, prohibits or restrains (or with respect to any litigation seeks to enjoin, prohibit or restrain), the making or repayment of the Loans or the reimbursement of LC Disbursements, the issuance of any Letter of Credit or any participations therein or the consummation of any of the other Transactions;

               (f) no event, act or condition shall have occurred and be continuing after the Effective Date which, in the reasonable judgment of the Agent, has had or is likely to have a Material Adverse Effect;

               (g) the Investor REIT shall have delivered to the Agent each signed original Investor Letter and a copy of each executed Subscription Agreement not previously delivered under this Section or Section 4.01; and

               (h) receipt by the Agent of a certificate of the Investor REIT in the form set forth as Exhibit 4.02(h) setting forth the Investors and the Capital Commitment and Unpaid Capital Obligation of each Investor as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses
(b), (c), (d), (e), (g) and (h) of this Section.



                                    ARTICLE V

                                    COVENANTS

               Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of

Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Credit Party covenants and agrees that:

               SECTION 5.01  Information.

               (a) Each Credit Party will deliver to each Secured Party as soon as available and in any event within ninety (90) days after the end of each fiscal year of such Credit Party, audited financial statements of such Credit Party (with supporting schedules in form satisfactory to the Agent), including a consolidated balance sheet of such Credit Party and its consolidated subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form (commencing with the first fiscal year for which such Credit Party had a corresponding prior fiscal period) the figures for the previous fiscal year (if any), all reported on by Arthur Andersen or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of such Credit Party and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) Each Credit Party will deliver to each Secured Party as soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year of such Credit Party, a consolidated balance sheet of such Credit Party and its consolidated subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of such Credit Party's fiscal year ended at the end of such quarter, setting forth in each case in comparative form (commencing with the first fiscal quarter for which such Credit Party had a corresponding quarter in the prior fiscal year) the figures for the corresponding period or periods of the previous fiscal year (if any), together with supporting schedules in form satisfactory to the Agent; provided that such quarterly financial statements shall not be required in respect of the quarter ending September 30, 1999;

               (c) The Investor REIT will deliver to each Secured Party concurrently with the delivery of each set of its financial statements referred to in Section 5.01(a) or 5.01(b), a certificate of a Responsible Officer of the Investor REIT (the "Investors' Commitments Certificate") substantially in the form attached as Exhibit 5.01(c), (i) setting forth the respective Capital Commitments and Unpaid Capital Obligations of each Investor and a calculation of the Available Borrowing Amount (all as of the end of the relevant quarter), (ii) specifying changes, if any, in the names of Investors, and (iii) listing all Subsequent Investors who have not satisfied each of the requirements of Section 2.19(c)(i);

               (d) Each Credit Party will deliver to each Secured Party simultaneously with the delivery of each set of financial statements referred to in Section 5.01(a) or 5.01(b), a certificate of a Responsible Officer, (i) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which such Credit Party is taking or proposes to take with respect thereto; and (ii) certifying (x) that such financial statements fairly present the financial condition and the results of operations and cash flows of such Credit Party and its consolidated subsidiaries on the dates and for the periods indicated, in accordance with GAAP consistently applied, subject, in the case of interim financial statements, to normally recurring year-end adjustments and the absence of footnotes, and (y) that such officer has reviewed the terms of the Loan Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and condition of such Credit Party during the period beginning on the date through which the last such review was made pursuant to this Section 5.01(d) (or, in the case of the first certification pursuant to this Section 5.01(d), the Effective Date) and ending on a date not more than ten (10) Business Days prior to the date of such delivery and that on the basis of such review of the Loan Documents, the Unpaid Capital Obligations of the Investors, the use of the proceeds of the Loans and the use of the Letters of Credit and the business and condition of such Credit Party, to the actual knowledge of such officer, no Default occurred or, if any such Default has occurred, specifying the nature and extent thereof and, if continuing, the action such Credit Party proposes to take in respect thereof;

               (e) Each Credit Party will deliver to each Secured Party promptly and in any event within five (5) days after any Responsible Officer of such Credit Party obtains knowledge of (i) any Default, if such Default is then continuing, (ii) any litigation or governmental proceeding pending or action threatened against or involving the Portfolio Manager or any Deal Party or any Real Estate Interest of the Borrower or any of its Subsidiaries as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect, (iii) any monetary or other material default, if such default is then continuing, under any Permitted Recourse Debt, or (iv) any other event, act or condition which is likely to result in a Material Adverse Effect, a certificate of a Responsible Officer of such Credit Party, setting forth the details thereof and the action which such Credit Party is taking or proposes to take with respect thereto.

               (f) The Investor REIT will deliver to each Secured Party to the extent not otherwise provided hereunder, promptly upon the sending thereof to Investors generally, copies of all financial statements, material reports, material notices and other material information relating to any Credit Party so sent;

               (g) The Investor REIT will deliver to each Secured Party promptly upon the receipt thereof, copies of all financial statements, material reports, material notices, and other material information received by the Investor REIT from Investors, including notices of default, notices of the election or exercise of rights or remedies under the Investor REIT's Constituent Documents or any Subscription Agreement, notices relating in any way to an Investor's Capital Commitment and any notice containing any reference to misconduct of the Investor REIT;

               (h) Each Credit Party will deliver to each Secured Party promptly and in any event within ten (10) Business Days after such Credit Party obtains actual knowledge of any of the following events, a certificate of a Responsible Officer of such Credit Party, specifying the nature of such condition and such Credit Party's or, if such Credit Party has actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by such Credit Party, or, if such Credit Party has actual knowledge thereof, receipt by any of the Environmental Affiliates, of any written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such Credit Party, or, if such Credit Party has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with any applicable Environmental Law, and such noncompliance is likely to have a Material Adverse Effect, (ii) such Credit Party shall obtain actual knowledge that there exists any Environmental

Claim pending or threatened against such Credit Party or any Environmental Affiliate as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect or (iii) such Credit Party obtains actual knowledge of any release, emission, discharge or disposal of any Hazardous Materials that is likely to form the basis of any Environmental Claim against such Credit Party or any Environmental Affiliate as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect;

               (i) Each Credit Party will deliver to each Secured Party from time to time such additional information regarding the financial position or business of each Credit Party and its subsidiaries as the Agent, at the request of the Issuing Bank or any Lender, may reasonably request in writing (including information or documentation as to the status of their efforts to address year 2000 computer related considerations);

               (j) The Investor REIT will deliver to each Secured Party upon the sending of a Capital Demand Notice, (i) a copy of such Capital Demand Notice and
(ii) an Investors' Commitments Certificate completed assuming each Investor complies with its obligation to fund its Unpaid Capital Obligations pursuant to such Capital Demand Notice;

               (k) The Investor REIT will deliver to each Secured Party (i) to the extent otherwise available, within ninety (90) days after the end of the fiscal year of each Investor, such Investor's financial statements as of the end of such fiscal year, reported on by independent public accountants to the extent available, and (ii) from time to time upon the request of the Agent, a certificate of any Investor setting forth the remaining amount of its Capital Commitment which it is obligated to fund;

               (l) The Borrower will deliver to each Secured Party as soon as available and in any event within sixty (60) days after the end of each quarter of each fiscal year of the Borrower, a completed and signed Acquisition Certificate with respect to each Real Estate Interest acquired by the Borrower or its Subsidiaries during such quarter;

               (m) The Investor REIT will deliver to each Secured Party promptly and in any event within five (5) Business Days after the Investor REIT obtains actual knowledge of the occurrence of an Investor Disqualification Event concerning an Included Investor, a notice setting forth the Investor Disqualification Event, the Investor REIT's calculation of the Available Borrowing Amount after taking into account such Investor Disqualification Event, and the Investor REIT's calculation of the amount (if any) which the Investor REIT is required to repay pursuant to Section 2.10 as a result of such Investor Disqualification Event;

               (n)  [Reserved]

               (o) At the request of the Agent, each Credit Party will deliver to each Secured Party promptly and in any event within sixty (60) days after the first day of each Annual Valuation Period for such Credit Party, a legal opinion (in form and substance reasonably acceptable to the Agent) of Orrick, Herrington & Sutcliffe LLP (or other counsel for such Credit

Party reasonably acceptable to the Agent) that such Credit Party has remained and still is a VCOC or REOC; and

               (p) Each Credit Party will deliver to each Secured Party promptly and in any event within five (5) Business Days after receipt thereof, a copy of any management letter or management report from the accountants referred to in
Section 5.01(a).

               SECTION 5.02  Payment of Obligations.

               Each Credit Party will, and will cause each of its subsidiaries to, pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including any obligation pursuant to any agreement by which it or any of its properties is bound and any Tax liabilities, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently pursued, (ii) such Credit Party or such subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               SECTION 5.03  Maintenance of Property; Insurance.

               (a) Each Credit Party will, and will cause each of its subsidiaries to, keep and maintain all property useful and necessary in its business in good working order and condition (ordinary wear and tear excepted), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

               (b) Each Credit Party (i) shall maintain, and cause each of its subsidiaries to maintain, with financially sound and reputable insurers, insurance in such amounts and against such risks as are customarily maintained by reputable companies under similar circumstances, and (ii) shall furnish to the Agent from time to time, upon written request, copies of certificates of insurance under which such insurance is issued and such other information relating to such insurance as such Lender, the Issuing Bank or the Agent may reasonably request.

               SECTION 5.04 Conduct of Business; Limitations on Investor REIT Activities.

               (a) Each Credit Party will engage only in business of the type contemplated by the Placement Memorandum and such Credit Party's Constituent Documents as in effect on the Effective Date.

               (b) The Investor REIT shall have no Indebtedness of any kind or engage in activities of any kind other than (i) owning its limited partnership interest in the Borrower and fulfilling its obligations as a limited partner of the Borrower, (ii) enforcing the Capital Commitments of the Investors, (iii) maintaining its existence and good standing, (iv) satisfying the Investor REIT Obligations, (v) paying dividends or distributions expressly permitted to be paid under Section 5.09(a), and (vi) engaging in activities incidental to any of the foregoing. The Investor REIT shall not (i) enter into any merger or consolidation, (ii) Transfer all or any substantial portion of its assets, (iii) suffer its partnership interest in the Borrower to be less than a substantial majority interest, (iv) liquidate, windup or dissolve (or suffer any liquidation or dissolution), or (v) amend any of its Constituent Documents without the prior written consent of the Agent, the Issuing Bank and the Lenders in their sole and absolute discretion.

               SECTION 5.05  Compliance with Laws.

               (a) Each Credit Party will comply, and will cause each of its subsidiaries to comply, with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including ERISA, Environmental Laws, and all zoning and building codes with respect to the Real Estate Assets) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

               (b) In the ordinary course of its business, the Borrower shall conduct a periodic review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it shall seek to identify and evaluate applicable liabilities and costs (including any capital or operating expenditures required as a matter of Environmental Law for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required as a matter of Environmental Law to achieve or maintain compliance with Environmental Law or as a condition of any license, permit or contract to which Borrower or any Subsidiary is a party or a beneficiary, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). The Borrower shall notify the Agent immediately if, on the basis of any such review, the Borrower has reasonably concluded that such associated potential liabilities and costs, including the costs of compliance with Environmental Laws, are likely to have a Material Adverse Effect.

               SECTION 5.06  Inspection of Property, Books and Records.

               Each Credit Party will keep, and will cause each of its subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all material financial matters and transactions in relation to its business and activities; and will permit representatives of the Agent, the Issuing Bank or any Lender (at such Person's expense prior to the occurrence of an Event of Default) to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, employees and independent public accountants, all at such reasonable times and as often as reasonably requested.

               SECTION 5.07  Existence.

               Each Credit Party shall do or cause to be done, and cause each of its subsidiaries to do or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its existence and its tradenames, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

               SECTION 5.08  Subscription Account.

               The Investor REIT shall establish and maintain with the Agent the Subscription Account into which all Capital Contributions contributed by the Investors shall be deposited and maintained until application of the same in accordance with Section 2.19 and the Cash Collateral Agreement.

               SECTION 5.09  Distributions; Debt; Rate Hedging Agreements.

               (a)  Dividends and Distributions; Redemptions.

                      (i) Neither the Borrower nor the Investor REIT shall declare or pay any dividends or distributions except as permitted under its Constituent Documents.

                      (ii) Neither the Borrower nor the Investor REIT shall declare or pay any dividends or distributions during the continuance of any Event of Default under Section 6.01(a)(i), (ii) or (iv).

                      (iii) The Investor REIT shall not, while any Investor REIT Obligation is outstanding, make any payment to purchase, redeem, retire or acquire any of its capital stock or any option, warrant or other right to acquire such capital stock.

               (b)  No Additional Debt.

                      (i) Except as expressly permitted in clause (ii) below, the Borrower shall not create, incur, assume, suffer to exist or otherwise become or remain directly or indirectly liable with respect to any Indebtedness other than under this Facility.

                      (ii) Subject to clause (iii) below, the following Indebtedness of the Borrower shall be permitted under Section 5.09(b):

                              (A) Indebtedness that is non-recourse to the
Borrower (other than for customary carve-outs, including for environmental indemnities); provided that such Indebtedness shall not be permitted under this clause (A) if in connection therewith a personal recourse claim is established by judgment, decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction and execution or enforcement thereof shall not be effectively stayed for 30 consecutive days or such Indebtedness shall not be paid or otherwise satisfied within such 30-day period; and

                              (B) (x) Indebtedness for trade payables incurred
in the ordinary course of business and Indebtedness arising from the endorsement of instruments for collection in the ordinary course of business; (y) Indebtedness (contingent or otherwise) relating to Rate Hedging Agreements; and
(z) other recourse Indebtedness; provided that the aggregate principal amount of Indebtedness (exclusive of customary recourse carve-outs as to which no personal recourse claim has been established by judgment, decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction) permitted under the foregoing clauses (y) and (z) shall at no time exceed the lesser of $50,000,000.00 or 20% (twenty percent) of the aggregate Capital Commitments at such time.


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

                      (iii) Notwithstanding the foregoing clause (ii), at no time shall the Borrower incur, create, assume, suffer to exist or otherwise become or remain directly or indirectly liable in respect of any Indebtedness in contravention of any provision of any of its Constituent Documents or Placement Memorandum providing debt or leverage limitations for the Borrower.

                      (iv) This Section 5.09(b) does not limit Indebtedness of Subsidiaries or Affiliates of the Borrower, but does limit Guarantees or other contingent obligations of the Borrower relating to any Indebtedness of Subsidiaries or Affiliates of the Borrower.

               (c)  Rate Hedging Agreements.

               The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Rate Hedging Agreement other than Rate Hedging Agreements entered into in the ordinary course of business (not for purposes of speculation) to hedge or mitigate risks related to interest rates or currency exchange rates to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

               SECTION 5.10  Restriction on Fundamental Changes.

               (a) The Borrower shall not (i) enter into any merger or consolidation, unless the Borrower is the surviving entity and no Default exists after giving effect thereto, (ii) liquidate, windup or dissolve (or suffer any liquidation or dissolution), terminate, or discontinue its business, or (iii) except to a Subsidiary, convey, lease, sell, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired. Nothing in this
Section 5.10(a) shall be deemed to prohibit (i) the leasing of portions of the Real Estate Assets in the ordinary course of business for occupancy by the tenants thereunder, (ii) the sale of Real Estate Assets in the ordinary course of business, or (iii) the contribution by the Borrower of assets not constituting (individually or in the aggregate) a majority of its assets to a Person in consideration for an equity interest in such Person provided that (A) such equity interest represents a fair value for the assets so contributed and
(B) notice of such contribution and the details thereof are given to Agent at least thirty (30) days (or such shorter period as is acceptable to the Agent in its sole and absolute discretion) prior to such contribution.

               (b) No Credit Party shall amend or waive (or cause or permit to be amended or waived) any instructions to pay Capital Commitments to the Subscription Account or any of the provisions of any Subscription Agreement or any Constituent Document of any Credit Party, in any material respect, without the prior written consent of the Agent, which consent will not be unreasonably withheld or delayed if, in the opinion of the Agent, such amendment or waiver would not be adverse to any of the Secured Parties; provided that the Investor REIT shall not amend any of its Constituent Documents without the prior written consent of the Agent, the Issuing Bank and the Lenders in their sole and absolute discretion. The relevant Credit Party will deliver a written notice to the Agent setting forth the specific details of the proposed amendment and/or waiver at least ten (10) days (or such lesser period as may be acceptable to the Agent in its sole and absolute discretion) prior to its proposed effective date. Without limiting the generality of the foregoing, any amendment or waiver shall be deemed to be adverse to the interests of the

Lenders if it (i) may adversely affect the obligations of the Investors to make payments of Capital Commitments, (ii) may otherwise adversely affect the Collateral for the Obligations or Investor REIT Obligations, or (iii) would amend any Constituent Document of the Borrower in any way that would permit consolidated leverage (excluding this Facility) greater than 65% (sixty-five percent).

               (c) Notwithstanding the foregoing, the Investor REIT may enter into new Subscription Agreements with investors to purchase shares of Capital Stock of the Investor REIT. The Investor REIT shall furnish to the Agent notice thereof no less than ten (10) days after the delivery of such Subscription Agreements to the Investor REIT.

               SECTION 5.11  Capital Calls and Capital Commitments.

               The Investor REIT shall not make any Capital Calls in contravention of this Agreement. No Capital Call shall be made unless, simultaneously with the delivery of notice of such Capital Call to the Investors, (a) the Investor REIT has provided the Agent with a copy of the relevant Capital Demand Notice, (b) the Investor REIT has provided the Agent with an Investors' Commitments Certificate, (c) except in the case of a Capital Call in accordance with Section 2.19(b)(vi), no Event of Default shall have occurred and be continuing, and (d) the proceeds of such Capital Call are deposited into the Subscription Account pursuant to Section 2.19 and the Cash Collateral Agreement. The Investor REIT shall not waive, amend, modify, cancel, release, terminate or change in any manner the Capital Commitment of any of the Investors or the obligation of any Investor to fund the same pursuant to Capital Calls, without the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed if, in the opinion of the Agent in its sole and absolute discretion, such action would not be adverse to the Secured Parties.

               SECTION 5.12  No Liens.

               Neither the Borrower nor the Investor REIT shall create or suffer to exist any mortgage, pledge, security interest or other Lien or encumbrance on
(i) the right to make Capital Calls, (ii) the Capital Commitments, (iii) the Investor REIT's direct or indirect interest as a limited partner of the Borrower, (iv) any other Collateral, except pursuant to the Loan Documents, or
(v) the Excluded Assets; provided that the Investor REIT's interest in the Borrower may be subject to a junior security interest in favor of the Borrower's other partners pursuant to the Borrower's Constituent Documents provided that such junior security interest is subordinated to the Agent's satisfaction to the first priority security interest therein in favor of the Agent.

               SECTION 5.13  Fiscal Year; Fiscal Quarter.

               Neither the Borrower nor the Investor REIT shall change its fiscal year or any of its fiscal quarters, without the Agent's prior written consent, which consent shall not be unreasonably withheld or delayed.


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

               SECTION 5.14  Employees.

               Neither the Borrower nor the Investor REIT shall employ or engage any employees at any time.

               SECTION 5.15  Margin Stock.

               The Borrower will not, directly or indirectly, use the proceeds of any Loan or use any Letter of Credit in a manner which will violate or be inconsistent with Regulations T, U, or X of the Board.

               SECTION 5.16  ERISA.

               Each of the Borrower and the Investor REIT shall at all times be qualified as a VCOC or REOC or otherwise comply with an exception set forth in the Plan Asset Regulation such that none of the assets of the Borrower or the Investor REIT is subject to Title 1 of ERISA. Neither the Borrower nor the Investor REIT shall take any action, or omit to take any action, which would give rise to a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject any Secured Party to any tax or penalty on prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA.

               SECTION 5.17  Other Managing General Partner.

               No additional or substitute managing general partner shall be admitted to the Borrower without the prior written consent of the Agent, the Issuing Bank and the Required Lenders in their sole and absolute discretion.

               SECTION 5.18  Investments, Loans, Etc.

               The Borrower will not, and will not permit any of its Subsidiaries to, make any investments (by way of capital contribution or otherwise) in or loans or advances to any Person other than (a) investments in or loans or advances to Subsidiaries or the Borrower, (b) investments in Real Estate Interests, (c) Permitted Investments, (d) Guarantees constituting Indebtedness permitted by Section 5.09(b), and (e) other loans or advances in the ordinary course of business not exceeding $50,000.00 in the aggregate; provided that no investment, loan or advance shall be permitted under this Section unless it is also permitted under the Borrower's Constituent Documents and not inconsistent with the Placement Memorandum.

               SECTION 5.19  Prohibited Transfers.

               (a) Transfers of Partner's Interest. Neither the Managing GP nor the Special GP nor the Investor REIT shall Transfer, voluntarily, involuntarily, by operation of law or otherwise, all or any part of its interest in the Borrower, except with the prior written consent of the Agent, the Issuing Bank and the Required Lenders in their sole and absolute discretion.

               (b) Transfers of Investor Interests and Substitution of Investors. If the Investor REIT shall receive any request for the sale, assignment, pledge, grant of a security interest in, transfer or other disposition (each, a "Transfer") of the interest of any Investor, it shall promptly


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

notify the Agent and shall send to the Agent all information about such proposed Transfer and the proposed transferee as it shall receive or otherwise become aware of. In the event that the Investor proposing to Transfer its interest (the "Transferor") is an Included Investor, then, prior to the effectiveness of any such Transfer, the Investor REIT shall request in writing the consent of the Agent, the Issuing Bank and the Super-Required Lenders (or all of the Lenders, if the proposed transferee does not satisfy the Applicable Requirement) to include the proposed transferee as an Included Investor, which consent may be granted or withheld in the sole and absolute discretion of the Agent, the Issuing Bank, and such Lenders. If the Agent, the Issuing Bank and such Lenders do not consent to the substitution of the proposed transferee as an Included Investor, the Investor REIT shall, prior to the effectiveness of any such Transfer or substitution, make a Capital Call to all existing Investors, including the Transferor, in the amount, if any, necessary to prevent the total Revolving Credit Exposures from exceeding the Available Borrowing Amount with such Available Borrowing Amount calculated assuming that the Transferor is not an Included Investor. The effectiveness of any Transfer by an Included Investor consented to by the Agent, the Issuing Bank, and such Lenders shall be contingent upon the receipt by the Agent of (i) an Investor Letter executed by the transferee, (ii) an Investor Opinion from counsel to the transferee (and, if such Investor Letter was signed by an attorney-in-fact, an opinion of the type described in the third sentence of Section 4.01(h)), (iii) if such transferee is organized under the laws of any jurisdiction other than the United States of America or any state thereof, a written submission to the jurisdiction of a United States Federal District Court and a United States state court with respect to any litigation arising out of or in connection with its Subscription Agreement or Investor Letter or any Constituent Document of the Borrower (such submission to be in form and substance satisfactory to the Agent in its sole and absolute discretion, including provisions relating to waiver of objections to venue, waiver of defense of inconvenient forum, and consent to service of process, and accompanied by an Investor Opinion as to the enforceability of such submission), and (iv) if such transferee is a Governmental Authority or an instrumentality of a Governmental Authority or majority-owned by a Governmental Authority or otherwise entitled to any immunity in respect of any litigation in any jurisdiction, court or venue, a written waiver (in form and substance satisfactory to the Agent in its sole and absolute discretion) of any claim of any such immunity and an Investor Opinion that such waiver is enforceable or that such transferee and its property is not entitled to any immunity with respect to any litigation arising out of or in connection with its Subscription Agreement or Investor Letter or any Constituent Document of the Borrower.

               SECTION 5.20  Transactions with Affiliates.

               The Borrower will not, and will not permit any of its Subsidiaries to, Transfer (including any lease) any property to, or purchase, lease or otherwise acquire any property from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliates, (c) any dividend or distribution permitted by Section 5.09(a), (d) transactions (including the formation of joint ventures, partnerships, and other entities) between or among the Borrower, its Subsidiaries and joint ventures, partnerships, and other entities in which the Borrower directly or indirectly owns securities or other ownership interests representing at least 50% (fifty percent) of the equity or voting power, to the extent such transactions are permitted by


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

the Borrower's Constituent Documents, or (e) the payment of any fees owing to the Managing GP or the Portfolio Manager pursuant to the Borrower's Constituent Documents or the Portfolio Management Agreement, each as in effect on the Effective Date, or any indemnity obligations owing to the Investor REIT, the Managing GP or the Special GP pursuant to the Borrower's Constituent Documents as in effect on the Effective Date (provided that with respect to the Portfolio Management Fee and such indemnity obligations, such fees and indemnity obligations shall only be payable so long as no Event of Default shall have occurred and be continuing or would exist after giving effect thereto).

               SECTION 5.21  Portfolio Management Agreement.

               The Investor REIT will not terminate, assign, or encumber its rights under the Portfolio Management Agreement or permit the Portfolio Manager to cease to be at least 93% (ninety-three percent) owned and Controlled by the Managing GP; provided that the Portfolio Manager may be replaced with the prior written consent of the Agent, the Issuing Bank and the Required Lenders in their sole and absolute discretion.

               SECTION 5.22  Maintain REIT Status.

               The Investor REIT will operate its business at all times so as to satisfy all requirements necessary to qualify as a real estate investment trust under Sections 856 through 860 of the Code. The Investor REIT will maintain adequate records so as to comply with all record-keeping requirements relating to its qualification as a real estate investment trust as required by the Code and applicable regulations of the Department of the Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby to qualify as a real estate investment trust each year. The Investor REIT will request from its shareholders all shareholder information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder.


                                   ARTICLE VI

                                    DEFAULTS

               SECTION 6.01  Events of Default.

               Each of the following events or conditions is an "Event of Default":

               (a) (i) the Borrower shall fail to pay any principal of any Loan or any reimbursement in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                      (ii) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in the foregoing clause (i)) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

                      (iii) any Credit Party shall fail to deliver any Capital Contribution or any other Collateral required to be delivered by it hereunder or under any other Loan Document, and such failure shall continue for three (3) Business Days; or

                      (iv) any Credit Party shall fail to pay any other amount not referred to elsewhere in this Section 6.01(a) that is payable hereunder or under any other Loan Document when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days after the Agent shall have delivered a notice to the Borrower thereof;

               (b) any Credit Party (or such other party as may be bound to take any action) shall fail to observe or perform any covenant, condition or agreement contained in Sections 2.19(c), 2.19(d), 2.19(e), or 5.07 through 5.21 inclusive;

               (c) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement or any other Loan Document (other than those covered by Section 6.01(a) or (b) above and, except to the extent a shorter time period is provided for in the applicable Loan Document), and such failure, if capable of being remedied, shall continue unremedied for a period of thirty (30) days after written notice thereof from the Agent to such Credit Party (which notice will be given at the request of the Issuing Bank or any Lender); provided that if such Default is not susceptible of being cured with diligence within said thirty (30) day period, then such period shall be extended for such additional period of time, not to exceed an additional sixty (60) days, as may be reasonably necessary to cure the same provided that such Credit Party commences such cure within such thirty (30) day period and diligently prosecutes the same until its completion;

               (d) any representation, warranty, certification or statement made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or any waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or any waiver hereunder or thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

               (e) any Deal Party other than the Special GP shall (i) voluntarily commence any case or proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
(ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 6.01(f),
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Deal Party other than the Special GP or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing;

               (f) an involuntary case or other proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Deal

Party other than the Special GP or its debts, or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a trustee, receiver, liquidator, custodian, sequestrator, conservator or similar official of it or any substantial part of its property, and, in any such circumstance, such case or other proceeding or petition shall continue undismissed for sixty
(60) days or an order or decree approving or ordering any of the foregoing shall be entered;

               (g) the Investor REIT shall default in its obligations under any Subscription Agreement;

               (h) one or more Investors that individually or in the aggregate have Capital Commitments aggregating 15% (fifteen percent) or more of the total Capital Commitments shall repudiate, or default in, or be relieved of, their obligation to fund any portion of their Capital Commitments;

               (i) one or more judgments or decrees in an aggregate amount in excess of $10,000,000.00 shall be rendered against one or more Credit Parties and the same shall remain undischarged (unless coverage has been acknowledged in writing by a reputable insurer) for a period of sixty (60) consecutive days during which execution shall not be effectively stayed or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment or decree;

               (j) (i) a judgment or decree with respect to any Environmental Claim shall have been entered against any Credit Party or any Environmental Affiliate or any Real Estate Asset by a court of competent jurisdiction, (ii) any release, emission, discharge or disposal of any Hazardous Materials shall have occurred, and such event is reasonably likely to form the basis of an Environmental Claim by a Governmental Authority with jurisdiction against any Credit Party or any Environmental Affiliate or any Real Estate Asset thereof, or
(iii) any Credit Party or any Environmental Affiliate shall have failed to obtain any Environmental Approval necessary for the ownership or operation of its business, property or assets or any such Environmental Approval shall be revoked, terminated, or otherwise cease to be in full force and effect, in each case, if the existence of such condition has had or is reasonably likely to have a Material Adverse Effect;

               (k) any assets of any Credit Party shall become subject to Title 1 of ERISA pursuant to the Plan Asset Regulation (or any comparable statute or regulation applicable to the Investor);

               (l)  [Reserved];

               (m) any Loan Document shall for any reason not be in full force and effect, or shall not give the Agent the Liens, and the material rights, powers and privileges purported to be created thereby; or the legality, validity or enforceability of any Loan Document shall be contested by the Portfolio Manager, any Deal Party or any Investor;

               (n) the occurrence of any change in the financial condition of any Deal Party other than the Special GP that the Agent reasonably determines is likely to result in a Material Adverse Effect;

               (o) the occurrence of any of the following events: (i) the Managing GP ceases, voluntarily or involuntarily, to be a general partner of the Borrower; (ii) the dissolution, liquidation or insolvency of the Portfolio Manager; (iii) any material breach of any Constituent Document of any Credit Party or the Portfolio Management Agreement or any actions inconsistent with the Placement Memorandum by any Credit Party or the Portfolio Manager (and, if the breach by its nature can be cured, failure to cure promptly and in any event within thirty (30) days); or (iv) the Managing GP shall cease to own or Control the Special GP if the Special GP continues to be a general partner of the Borrower;

               (p) any default shall occur and be continuing (beyond any applicable grace period) under any other Permitted Recourse Debt having a principal amount in excess of $10,000,000.00;

               (q) any Credit Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due; or

               (r) any indebtedness for borrowed money of the Managing GP under its present bank credit facility or any replacement thereof or any indebtedness of the Managing GP under any debt securities registered pursuant to the Securities Act of 1933, as amended from time to time, and any successor statute or statutes, shall have been accelerated or shall be past-due.

               SECTION 6.02  Rights and Remedies.

               Upon the occurrence of any Event of Default described in Sections 6.01(e) or (f), the Commitments shall automatically terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind (including valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower; and upon the occurrence and during the continuance of any other Event of Default, the Agent may, and at the request of the Required Lenders shall, take any or all of the following actions: (i) exercise any of its rights and remedies pursuant to this Agreement and the other Loan Documents, (ii) by notice to the Borrower declare the Commitments terminated and the obligation of each Lender to make Loans and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, or (iii) by notice to the Borrower declare the unpaid principal amount of, and any and all accrued and unpaid interest on, the Loans and any and all accrued fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and without presentment, demand, or protest or other requirements of any kind other than as expressly provided in the Loan Documents (including valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrower to the extent permitted by law.

               SECTION 6.03  Notice of Default.

               The Agent shall promptly deliver to the Issuing Bank and each Lender a copy of any notice of Default sent to any Credit Party.

               SECTION 6.04  Actions in Respect of Letters of Credit.

               Without limiting the provisions of Section 2.04(j):

               (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, or in circumstances described in Section 2.10(d), the Agent may, whether in addition to the taking by the Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrower to, and forthwith upon such demand (but in any event within eighteen (18) days after such demand) the Borrower shall, pay to the Agent, on behalf of the Secured Parties, in same day funds at the Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Agent (on behalf of the Secured Parties) and under its sole dominion and control at such place as shall be designated by the Agent, an amount equal to the amount of the LC Exposure (or in circumstances described in Section 2.10(d), the amount specified therein). Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds as determined by the Agent.

               (b) The Borrower hereby pledges, assigns and grants to the Agent, for the benefit of the Secured Parties, a Lien on and security interest in, the following collateral (collectively, the "Letter of Credit Collateral"):

                      (i) the Letter of Credit Collateral Account, all cash and other property deposited therein or credited thereto from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account or any property deposited therein or credited thereto;

                      (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Agent for or on behalf of the Borrower in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                      (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                      (iv) to the extent not covered by the above clauses, all proceeds and profits of any or all of the foregoing Letter of Credit Collateral.

The Lien and security interest granted hereby secures the payment of all Obligations.

               (c) The Borrower hereby authorizes the Agent, for the benefit of the Secured Parties, to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Agent may elect, as shall have become or shall become due and payable by the Borrower to the Secured Parties in respect of the Letters of Credit.

               (d) Neither the Borrower nor any Person claiming or acting on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in
Section 6.04(h).

               (e) The Borrower agrees that it will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any Lien upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.04.

               (f) If any Event of Default shall have occurred and be continuing:

                      (i) The Agent may, in its sole and absolute discretion, without notice to the Borrower except as may be required by law, at any time and from time to time, charge, set off or otherwise apply all or any part of the Letter of Credit Collateral Account to, first, any fees, expenses, or other amounts relating to Letters of Credit, any unreimbursed LC Disbursements and any interest thereon, and, second, any other unpaid Obligations then due and payable, in such order as the Agent shall elect. The rights of the Agent under this Section 6.04 are in addition to any rights and remedies which any Secured Party may have.

                      (ii) The Agent may also exercise, in its sole and absolute discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code as in effect in the State of New York at that time.

               (g) The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that, assuming such treatment, the Agent shall not have any responsibility or liability with respect thereto.

               (h) At such time as all Events of Default have been cured or waived in writing, all Obligations have been paid, and all Letters of Credit have been terminated, all amounts remaining in the Letter of Credit Collateral Account shall be paid to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.


                                   ARTICLE VII

                                    THE AGENT

               SECTION 7.01  Appointment and Authorization.

               Each Lender and the Issuing Bank irrevocably appoints The Chase Manhattan Bank as its Agent and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. Each Lender agrees that it shall not have any right individually to realize upon the Collateral granted pursuant to any Loan Document, it being understood and agreed that such rights and remedies may be exercised by the Agent for the benefit of the Secured Parties upon the terms thereof.

               SECTION 7.02  Agent and Affiliates.

               (a) Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not an Agent, and such bank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Credit Party, any Subsidiary or other Affiliate thereof, or any of the Investors as if it were not an Agent hereunder.

               (b) The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article VII and the indemnity provisions of this Agreement and the other Loan Documents shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

               SECTION 7.03 Actions of the Agent.

               The Agent shall promptly forward to the Issuing Bank and each Lender copies, or notify the Issuing Bank and each Lender as to the contents, of all notices, financial statements and other significant materials and communications received from any Credit Party pursuant to the terms of this Agreement or any other Loan Document. In the event that the Borrower fails to pay when due the principal of or interest on any Loan, the Agent shall promptly give notice thereof to the Lenders if such payment was a regularly scheduled payment or if the individuals administering this Agreement at the offices of the Agent have actual knowledge of the Borrower's failure to make such payment when due. As to any matters not expressly provided for by the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all the Lenders; provided that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to this Agreement or applicable law. If any Credit Party shall have made any payment of principal of and interest on the Loans or any other amount due hereunder in accordance with Article II hereof and the Agent shall not have distributed to each Lender its proper share of such payment on the date on which such payment shall be received (other than as a result of any shutdown of or disturbance in any payment system or any other event or circumstance beyond the reasonable control of the Agent), then the Agent shall pay such proper share to such Lender together with interest thereon at the Federal Funds Effective Rate for each day from the date such payment shall have been received from such Credit Party until the date such amount is paid by the Agent to such Lender. If any Lender transfers funds to the Agent in anticipation of the making of a Loan that is subsequently not made, then the Agent agrees to repay such funds to such Lender upon the receipt of a notice from such Lender requesting the repayment of such funds, together


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

with interest thereon at the Federal Funds Effective Rate for each day from the date which is one Business Day after the day upon which Agent shall have received a notice from such Lender requesting the repayment of such funds until the date such amount is paid by the Agent to such Lender. Notwithstanding anything to the contrary herein or in any other Loan Document, the Agent is hereby irrevocably authorized by each Lender to release any Lien in any Collateral (i) if such release is consented to in accordance with Section 9.02(b), or (ii) under the circumstances described in the following sentence. At such time as the Loans and all other Obligations and Investor REIT Obligations shall have been paid in full and all of the Letters of Credit and the Commitments shall have terminated, the Collateral shall be released from the Liens created by the Loan Documents, and all obligations (other than those expressly stated to survive termination) of the Agent and each Credit Party under the Loan Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

               SECTION 7.04 Obligations of the Agent.

               The Agent shall not have any duties or obligations except those expressly set forth hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 9.02), (c) the Agent shall not be responsible for insuring any Collateral, for the payment of taxes, charges, assessments or Liens upon any Collateral or otherwise as to the maintenance of any Collateral or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto (except the duty to accord such of the Collateral as may be in its actual possession and control substantially the same care as it accords its own assets and the duty to account for monies received by it), and
(d) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Deal Party, any Investor, or any of their respective subsidiaries that is communicated to or obtained by the bank serving as Agent or any of its Affiliates in any capacity. The Agent shall not have by reason of the execution and delivery of the Loan Documents, the performance of any of its obligations thereunder, or by the use of the term "Agent", a fiduciary relationship in respect of any Lender, the Issuing Bank or any Credit Party.

               SECTION 7.05  Consultation with Experts.

               The Agent may consult with legal counsel (who may be counsel for any Credit Party), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken by it in accordance with the advice of any such counsel, accountants or experts.

               SECTION 7.06 Liability of the Agent.

               Neither the Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in

Section 9.02), or (ii) in the absence of its own gross negligence or willful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by any Credit Party, the Issuing Bank or a Lender. Neither the Agent nor any of its Related Parties shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in or in connection with any Loan Document or any borrowing hereunder, (ii) the contents of any certificate, report or other document delivered under any Loan Document or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the satisfaction of any condition specified in Article IV or elsewhere in the Loan Documents, except receipt of items required to be delivered to the Agent, or (v) the validity, enforceability, effectiveness or genuineness of this Agreement, the other Loan Documents or any other agreement, instrument or document. The Agent shall be entitled to rely upon, and the Agent shall not incur any liability for relying upon, any notice, request, consent, certificate, statement, or other writing believed by it to be genuine or to be signed or sent by the proper party or parties. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.

               SECTION 7.07  Indemnification.

               Each Lender shall, ratably in accordance with its Commitment, indemnify the Agent and its Related Parties (to the extent not reimbursed by any Credit Party as may be required under this Agreement) against any reasonable cost or expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitees hereunder.

               SECTION 7.08  Credit Decision.

               Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Issuing Bank, any other Lender or their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Issuing Bank, any other Lender or their respective Related Parties, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking any action under or based upon this Agreement, any related agreement, or any document furnished hereunder or thereunder.

               SECTION 7.09  Successor Agent.

               The Agent may resign at any time by giving notice thereof to the Lenders and the Credit Parties. Upon any resignation by the Agent, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate


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

of any such bank. Except during the occurrence and continuance of an Event of Default hereunder, the appointment of any successor Agent shall be subject to the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Upon the acceptance of its appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.


                                  ARTICLE VIII

                                    GUARANTY

               SECTION 8.01  Guaranty of Obligations.

               The Investor REIT hereby unconditionally and irrevocably guarantees to the Agent, for the benefit of the Secured Parties, the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, upon mandatory prepayment, by acceleration, or otherwise) of the Obligations, and the Investor REIT further agrees to pay any and all expenses (including all reasonable fees, charges and disbursements of counsel) that may be paid or incurred by the Agent in enforcing any of such Obligations or any of the terms hereof, this Guarantee being a guarantee of payment and not of collectibility and being absolute and in no way conditional or contingent. In the event any part of the Obligations shall not have been so paid in full when due and payable, the Investor REIT will, immediately upon notice by the Agent or, without notice, immediately upon the occurrence of an Event of Default under
Section 6.01(e) or (f), pay or cause to be paid to the Agent the amount of such Obligations which are then due and payable and unpaid; provided that to the extent that funds are not available in the Subscription Account or any other account maintained by the Investor REIT to make such payment, then the Investor REIT shall have a grace period of eighteen (18) days to make such payment so long as within such grace period the Investor REIT shall be diligently pursuing a call for capital contributions by its Investors in an amount sufficient to enable the Investor REIT to satisfy its obligations under this Agreement. The Investor REIT Obligations shall not be affected by the invalidity or unenforceability of any Loan Document, or the unrecoverability of any of the Obligations as against the Borrower or any other Person. For purposes hereof, the Obligations shall be due and payable when and as the same shall be due and payable under the terms of this Agreement or any other Loan Document notwithstanding the fact that the collection or enforcement thereof may be stayed or enjoined under the Bankruptcy Code or other applicable law.


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

               SECTION 8.02  Continuing Obligation.

               The Investor REIT acknowledges that the Secured Parties have entered into this Agreement in reliance on this Article VIII being a continuing irrevocable agreement, and the Investor REIT agrees that this Guarantee may not be revoked in whole or in part. The obligations of the Investor REIT under this
Article VIII shall terminate when all of the Obligations have been indefeasibly paid in full in cash and discharged; provided that:

               (a) if a claim is made upon any Secured Party at any time for repayment or recovery of any amounts or any property received by it from any source on account of any of the Obligations and the Secured Party is obligated to and does repay or return any amounts or property so received (including interest thereon to the extent required to be paid by the Secured Party) or

               (b) if any Secured Party becomes liable for any part of such claim by reason of (i) any judgment or order of any Governmental Authority having competent jurisdiction, or (ii) any settlement or compromise of any such claim, then the Investor REIT shall remain liable under this Agreement for the amounts so repaid or property so returned or the amount for which the Secured Party becomes liable (such amounts being deemed part of the Obligations) to the same extent as if such amounts or property had never been received by such Secured Party, notwithstanding any termination hereof or the cancellation of any instrument or agreement evidencing any of the Obligations. Not later than fifteen (15) days after receipt of notice from the Agent (together with evidence of payment), the Investor REIT shall pay to the Secured Party an amount equal to the amount of such repayment or return for which such Secured Party has so become liable. Payments hereunder by the Investor REIT may be required by any Secured Party on any number of occasions.

               SECTION 8.03 Waivers with Respect to the Obligations.

               Except to the extent expressly required by this Agreement or any other Loan Document, the Investor REIT waives, to the fullest extent permitted by the provisions of applicable law, all of the following (including all defenses, counterclaims and other rights of any nature based upon any of the following):

               (a) presentment, demand for payment and protest of nonpayment of any of the Obligations, and notice of protest, dishonor or nonperformance;

               (b) notice of acceptance of this Guarantee and notice that credit has been extended in reliance on the Investor REIT's guarantee of the Obligations;

               (c) notice of any Default or of any inability to enforce performance of the obligations of the Borrower or any other Person with respect to any Loan Document or notice of any acceleration of maturity or mandatory prepayment of any Obligations;

               (d) demand for performance or observance of, and any enforcement of, any provision of this Agreement, the Obligations or any other Loan Document or any pursuit or exhaustion of rights or remedies against the Borrower or any other Person in respect of the


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

Obligations or any requirement of diligence or promptness on the part of any Secured Party in connection with any of the foregoing;

               (e) any act or omission on the part of any Secured Party which may impair or prejudice the rights of the Investor REIT, including rights to obtain subrogation, exoneration, contribution, indemnification or any other reimbursement from the Borrower or any other Person, or otherwise operate as a deemed release or discharge;

               (f) any statute of limitations or any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than the obligation of the principal;

               (g) any "single action" or "anti-deficiency" law which would otherwise prevent the Agent from bringing any action, including any claim for a deficiency, against the Investor REIT before or after the commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or any other law which would otherwise require any election of remedies by any Secured Party;

               (h) any merger, consolidation or amalgamation of the Borrower into or with any other Person, or any Transfer (including any lease) of any of the assets of the Borrower to any other Person, or any other change of form, structure, or status under any law in respect of the Borrower, or any change in the ownership of the Borrower;

               (i) any increase in the principal amount of, or extension of the time for payment of the principal of or interest on, any Obligation;

               (j) all demands and notices of every kind with respect to the foregoing;

               (k) any and all other circumstances that (with or without notice to or knowledge of the Borrower or the Investor REIT) constitute, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations or of the Investor REIT under this Article VIII; and

               (l) to the extent not referred to above, all defenses (other than payment) which the Borrower may now or hereafter have to the payment of the Obligations, together with all suretyship defenses, which could otherwise be asserted by the Investor REIT.

The Investor REIT represents that it has obtained the advice of counsel as to the extent to which suretyship and other defenses may be available to it with respect to its obligations hereunder in the absence of the waivers contained in this Section 8.03. No delay or omission on the part of any Secured Party in exercising any right under any other Loan Document or under any other guarantee of the Obligations shall operate as a waiver or relinquishment of such right. No action which any Secured Party or the Borrower may take or refrain from taking with respect to the Obligations shall affect the provisions of this Agreement or the obligations of the Investor REIT hereunder. The rights of the Secured Parties shall not at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower, or by any noncompliance by the

Borrower with any Loan Document, regardless of any knowledge thereof which any Secured Party may have or otherwise be charged with.

               SECTION 8.04 Power to Waive, etc.

               The Investor REIT grants to each of the Agent, the Issuing Bank and the Lenders full power in its discretion, without notice to or consent of the Investor REIT, such notice and consent being expressly waived to the fullest extent permitted by applicable law, and without in any way affecting the liability of the Investor REIT under its Guarantee hereunder:

               (a) to waive compliance with, and any Default under, and to consent to any amendment to or modification or termination of any provision of, or to give any waiver in respect of, this Agreement, any other Loan Document, the Obligations or any guarantee thereof (each as from time to time in effect);

               (b) to grant any extensions of the Obligations (for any duration), and any other indulgence with respect thereto, and to effect any total or partial release (by operation of law or otherwise), discharge, compromise or settlement with respect to the obligations of the Borrower or any other Person in respect of the Obligations, whether or not rights against the Investor REIT under this Agreement are reserved in connection therewith;

               (c) to obtain, modify or release any present or future guarantees of, or collateral securing any of, the Obligations and to proceed or refrain from proceeding against any such guarantees or collateral in any order;

               (d) to collect or liquidate or realize upon any of the Obligations or the Collateral in any manner or order or to refrain from collecting or liquidating or realizing upon any of the Obligations or the Collateral; and

               (e) to extend credit under this Agreement, any other Loan Document or otherwise in such amount as the Secured Parties may determine, including increasing the amount of credit and the interest rate and fees with respect thereto, even though the condition of the Borrower (financial or otherwise, on an individual or consolidated basis) may have deteriorated since the date hereof.

               SECTION 8.05 Information regarding the Borrower; etc.

               The Investor REIT has made such investigation as it deems desirable of the risks undertaken by it in entering into this Agreement and the other Loan Documents and is fully satisfied that it understands all such risks. The Investor REIT waives any obligation which may now or hereafter exist on the part of any Secured Party to inform it of the risks being undertaken by entering into this Agreement and the other Loan Documents or of any changes in such risks and, from and after the date hereof, the Investor REIT undertakes to keep itself informed of such risks and any changes therein. The Investor REIT expressly waives any duty which may now or hereafter exist on the part of any Secured Party to disclose to the Investor REIT any matter related to the business, operations, character, collateral, credit, condition (financial or otherwise), income or prospects of the Borrower and its Affiliates or their properties or management, whether now or hereafter known by any Secured Party. The Investor REIT represents, warrants and agrees that it assumes sole responsibility for obtaining from the Borrower all information concerning this Agreement and the other Loan Documents and all other information as to the Borrower and its Affiliates or their properties or management as the Investor REIT deems necessary or desirable.

               SECTION 8.06  Subrogation.

               The Investor REIT agrees that, until the Obligations are paid in full in cash, it will not exercise, and hereby waives, any right of reimbursement, subrogation, contribution, offset or other claims against the Borrower arising by contract or operation of law in connection with any payment made or required to be made by the Investor REIT under this Agreement or the other Loan Documents. After the indefeasible payment in full in cash of the Obligations (other than Obligations in respect of contingent contractual indemnities), the Investor REIT shall be entitled to exercise against the Borrower all such rights of reimbursement, subrogation, contribution and offset, and all such other claims, to the fullest extent permitted by law.


                                   ARTICLE IX

                                  MISCELLANEOUS

               SECTION 9.01  Notices.

               Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein to any party hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by telecopy, as follows: (x) in the case of any Credit Party, the Issuing Bank or the Agent, or in the case of any Lender executing this Agreement on the Effective Date, at its address or telecopy number set forth on the signature pages hereof, (y) in the case of any other Lender, at its address or telecopy number set forth in its Administrative Questionnaire, or (z) in the case of any party, such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day), (ii) if given by mail (return receipt requested), on the earlier of receipt or three Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article II shall not be effective until received.

               SECTION 9.02  Waivers; Amendments.

               (a) No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether any Secured Party may have had notice or knowledge of such Default at the time.

               (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties, the Agent and the Required Lenders or by the Credit Parties and the Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment or any mandatory prepayment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) release all or substantially all of the Collateral, except as contemplated by
Section 7.03, (v) consent to the release or material impairment of the Capital Commitments of the Investors, (vi) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (vii) change any of the provisions of this Section or the definition of "Required Lenders" or "Super-Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or (viii) permit any Credit Party to assign or delegate any of its obligations under the Loan Documents, without the written consent of each Lender; provided, further, that in the event that any Lender is any Credit Party or an Affiliate of any Credit Party, then such Lender shall be disregarded for purposes of determining the Required Lenders or Super-Required Lenders required for any waiver, amendment, modification or consent; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Issuing Bank hereunder without the prior written consent of the Agent or the Issuing Bank, as the case may be.

               SECTION 9.03  Expenses; Indemnity; Damage Waiver.

               (a) Each Credit Party jointly and severally agrees to pay (i) all reasonable expenses incurred by the Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, execution and delivery of this Agreement and the other Loan Documents, the administration thereof, and any amendments, modifications or waivers of the provisions of any of the Loan Documents (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all expenses incurred by any of the Secured Parties (including reasonable fees, charges and disbursements of any counsel for any Secured Party) in connection with the enforcement or protection of its rights and remedies under or in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

               (b) Each Credit Party jointly and severally agrees to indemnify each Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel (including internal counsel) for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of any one or more of the following: (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby,
(ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms and conditions of such Letter of Credit),
(iii) any actual or alleged presence or release of Hazardous Materials or any structural defects on or from any property owned or operated by any Credit Party or any of their respective subsidiaries, or any Environmental Liability or structural property liability related in any way to the Borrower or any of its Subsidiaries, (iv) provided that the assets of the Borrower or the Investor REIT are not subject to Title 1 of ERISA pursuant to the Plan Asset Regulation (or, if such assets are so subject, provided that the indemnity herein does not violate ERISA or itself constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA)), any of the Transactions, including the execution and delivery of any Investor Letter, constituting a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA), or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or willful misconduct of such Indemnitee.

               (c) To the extent that any Credit Party fails to pay any amount required to be paid by it to the Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent or the Issuing Bank, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Issuing Bank in its capacity as such.

               (d) To the extent permitted by applicable law, each Credit Party shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable not later than five (5) days after written demand therefor.

               SECTION 9.04  Successors and Assigns.

               (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that neither Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Secured Party in its sole and absolute discretion (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each Secured Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.

               (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the Borrower and the Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure, the Issuing Bank) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment, and the amount of the Commitment retained by the assigning Lender (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not, in either case, be less than $5,000,000.00 unless the Borrower and the Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) no assignment may be made to any Credit Party or an Affiliate of any Credit Party, (vi) the assignee, if it shall not be a Lender, shall deliver to the Agent an Administrative Questionnaire, and (vii) the assignee, if it shall be a Foreign Lender, shall comply with Section 2.16(e); provided, further, that if an Event of Default has occurred and is continuing, any consent of the Borrower otherwise required under this paragraph shall not be required. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

               (c) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Credit Parties, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

               (e) Any Lender may, without the consent of any Credit Party, the Issuing Bank or the Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Credit Parties, the Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, each Credit Party agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

               (f) A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with each Credit Party's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of
Section 2.16 unless each

Credit Party is notified of the participation sold to such Participant and such Participant agrees, for the benefit of each Credit Party, to comply with Section 2.16(e) as though it were a Lender.

               (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               SECTION 9.05  Survival.

               All covenants, agreements, representations and warranties made by any Credit Party herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or the other Loan Documents shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

               SECTION 9.06  Counterparts; Integration; Effectiveness.

               This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Agent or the Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

               SECTION 9.07  Severability.

               Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               SECTION 9.08  Right of Setoff.

               If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final at any time held and other obligations at any time owing by such Lender, the Issuing Bank or Affiliate to or for the credit or the account of any Credit Party against any of or all the obligations of such Credit Party now or hereafter existing under this Agreement held by such Lender, or by the Issuing Bank, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and the Issuing Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Issuing Bank may have.

               SECTION 9.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

               (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICT OF LAWS).

               (b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

               (c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices (other than notices by telecopy) in Section 9.01. Nothing in this

Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

               (e) Without limiting the foregoing, each Credit Party hereby irrevocably designates National Registered Agents, Inc., 440 9th Avenue, New York, New York 10001, as the designee, appointee and agent of such Credit Party to receive, for and on behalf of such Credit Party, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement or any other Loan Document. It is understood that a copy of such process served on such agent will be promptly forwarded by mail to such Credit Party at its address set forth opposite its signature below, but the failure of such Credit Party to receive such copy shall not affect in any way the service of such process.

               SECTION 9.10  WAIVER OF JURY TRIAL.

               EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               SECTION 9.11  Headings.

               Article and Section (and subsection) headings and any Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

               SECTION 9.12  Confidentiality.

               Each Secured Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of any Credit Party, or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Secured Party on a nonconfidential basis from a source other than any Credit Party. For the purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to any Secured Party on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               SECTION 9.13  Interest Rate Limitation.

               Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other amount due hereunder, together with all fees, charges and other amounts which are treated as interest on such Loan or other amount under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or other party contracting for, charging, taking, receiving or reserving such other amount in accordance with applicable law, the rate of interest payable in respect of such Loan or other amount hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or other amount but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such party in respect of other Loans or amounts or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such party.

               SECTION 9.14  Marshalling; Recapture.

               None of the Secured Parties shall be under any obligation to marshal any assets in favor of any Credit Party or any other party or against or in payment of any or all of the Obligations. To the extent any Lender or the Issuing Bank receives any payment by or on behalf of any Credit Party which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Credit Party or any of its estates, trustees, receivers, custodians or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of such Credit Party to such Lender or the Issuing Bank, as the case may be, as of the date such initial payment, reduction or satisfaction occurred.

               SECTION 9.15  Recourse.

               The Loans and the other Obligations shall be fully recourse to each Credit Party. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement of the Borrower contained in this Agreement or any other Loan Document shall be had against the Managing GP or the Special GP (other than for their fraud, theft, willful misconduct or gross negligence), and neither the Managing GP nor the Special GP shall be personally liable for payment of the Loans, the LC Disbursements or other amounts due in respect thereof (all such liability being expressly waived and released by each Secured Party). The agreements, covenants, representations and warranties herein made by or referring to the Managing GP or the Special GP in their individual capacity and not in their representative capacity as general partners of the Borrower shall be fully recourse to the Managing GP or the Special GP.

               SECTION 9.16  Acknowledgements.

               Each Credit Party hereby acknowledges that:

               (a) it has been advised by counsel of its choice in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

               (b) none of the Secured Parties has any fiduciary relationship with or fiduciary duty to any Credit Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Secured Parties, on the one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and

               (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among any Credit Party and the Lenders or among any Credit Party and the Agent or among any Credit Party and the Issuing Bank or among any combination of the foregoing.

               SECTION 9.17  Syndication Agent and Administrative Agent.

               Neither the Syndication Agent nor the Administrative Agent shall have any duties, responsibilities or liabilities under this Agreement or any other Loan Document in their respective capacities as Agents.

                            [SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their respective authorized representatives as of the day and year first above written.

                            AMB INSTITUTIONAL ALLIANCE FUND I, L.P., a Delaware limited partnership

                            By: AMB PROPERTY, L.P., its managing general partner

                                By: AMB PROPERTY CORPORATION,
                                    its general partner

                                    By:
                                       -------------------------------------
                                       Name:
                                       Title:

                            Address:

                            505 Montgomery Street, 5th Floor
                            San Francisco, California  94111
                            Attention:
                                      --------------------------------------
                            Telephone No.:
                                          ----------------------------------
                            Telecopy No.:
                                         -----------------------------------


                            AMB INSTITUTIONAL ALLIANCE REIT I, INC., a Maryland corporation

                            By:
                               ---------------------------------------------
                               Name:
                               Title:

                            Address:

                            505 Montgomery Street, 5th Floor
                            San Francisco, California  94111
                            Attention:
                                      --------------------------------------
                            Telephone No.:
                                          ----------------------------------
                            Telecopy No.:
                                         -----------------------------------

Signature page to Credit Agreement with AMB Institutional Alliance Fund I, L.P.
                  and AMB Institutional Alliance REIT I, Inc.


                              THE CHASE MANHATTAN BANK, as a Lender, as
                              Issuing Bank, as Syndication Agent, and as Agent

                              By:
                                 -------------------------------------
                                    Name:
                                    Title:


                              Address:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              31st Floor
                              New York, New York 10017
                              Attention: Mr. Charles E. Hoagland, Jr.
                              Telephone No. : (212) 270-9557
                              Telecopy No.: (212) 270-3513

                              with copies to:

                              The Chase Manhattan Bank
                              270 Park Avenue
                              39th Floor
                              New York, New York 10017
                              Attention:  William C. Viets, Esq.
                              Telephone No.:  (212) 270-1268
                              Telecopy No.:   (212) 270-2873

                              and

                              The Chase Manhattan Bank
                              One Chase Manhattan Plaza
                              8th Floor
                              New York, New York 10081
                              Attention:  Ms. Christina Gould
                              Telephone No.:   (212) 552-7684
                              Telecopy No.:     (212) 552-5701

Signature page to Credit Agreement with AMB Institutional Alliance Fund I, L.P.
                  and AMB Institutional Alliance REIT I, Inc.


                                BT REALTY RESOURCES, INC., as a Lender and as Administrative Agent

                                By:
                                   ---------------------------------------
                                      Name:
                                      Title:


                                Address:

                                BT Realty Resources, Inc.
                                130 Liberty Street
                                New York, New York 10006
                                Attention:
                                          --------------------------------
                                Telephone No.:
                                              ----------------------------
                                Telecopy No.:
                                             -----------------------------